                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        FIRST FIDELITY BANCORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                        FIRST FIDELITY BANCORPORATION
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
- ---------------
    (1)Set forth the amount on which the filing fee is calculated and state how it was determined.

                                    (LOGO)

                         FIRST FIDELITY BANCORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 19, 1994

     The Annual Meeting of Shareholders of First Fidelity Bancorporation (the "Company" or "First Fidelity") will be held at the Newark Museum, 49 Washington Street, Newark, New Jersey, on Tuesday, April 19, 1994 at 10:00 A.M., to consider and act upon the following:

     1.    The election of eight directors.

     2. The approval of the amendment and restatement of the Company's Stock Option and Restricted Stock Plan, including an increase of 2,000,000 shares of Common Stock reserved for issuance, and the approval of certain options previously granted under the Plan.

     3. The approval of material performance standards under the Company's Annual Incentive Plan.

     4. The ratification of the appointment of KPMG Peat Marwick as the Company's independent public accountants for 1994.

     5. A shareholder proposal, which management opposes, requesting the Company's Board of Directors to take certain actions with respect to the nomination of directors.

     6. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of record of the Company's Common Stock and Series B Convertible Preferred Stock at the close of business on March 7, 1994 will be entitled to vote at the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ JAMES L. MITCHELL

                                          JAMES L. MITCHELL, Secretary
March 16, 1994

                              PARTICIPANTS IN THE
                         FIRST FIDELITY BANCORPORATION
                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                                  PLEASE NOTE

     If a shareholder participates in the Company's Dividend Reinvestment and Stock Purchase Plan, the proxy to vote shares registered in the shareholder's own name will serve as instructions to vote shares held in custody for the shareholder pursuant to that Plan. Accordingly, First Fidelity Bank, N.A., as agent under the Plan, will cause those shares held for the account of a shareholder participating in the Plan to be voted in the same way as the shareholder votes shares registered in the shareholder's own name. If the shareholder does not give a proxy, such shares will not be voted.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, MANAGEMENT URGES YOU TO DATE, SIGN AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE THE PROXY AT ANY TIME PRIOR TO ITS EXERCISE.

     PLEASE BRING THE ENCLOSED ATTENDANCE CARD WITH YOU TO THE MEETING.

                                    (LOGO)

                         FIRST FIDELITY BANCORPORATION
                                2673 MAIN STREET
                      LAWRENCEVILLE, NEW JERSEY 08648-0980

                            ------------------------
                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 19, 1994
                            ------------------------

                                PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors of First Fidelity Bancorporation (the "Company" or "First Fidelity") for use at the Annual Meeting of Shareholders to be held at the Newark Museum, 49 Washington Street, Newark, New Jersey, on Tuesday, April 19, 1994 at 10:00 A.M., and at any adjournment thereof (the "1994 Annual Meeting"). A shareholder giving a proxy has the right to revoke it by giving written notice of such revocation to the Secretary of the Company at any time before it is voted, by submitting to the Company a duly-executed, later-dated proxy or by voting the shares subject to such proxy by written ballot at the 1994 Annual Meeting. The presence at the 1994 Annual Meeting of a shareholder who has given a proxy does not revoke such proxy unless such shareholder files the aforementioned notice of revocation or votes by written ballot.

     The proxy statement and the enclosed form of proxy are first being mailed to shareholders on or about March 16, 1994. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the proxy. If a proxy is signed but no specification is given, the shares will be voted "FOR" Proposals 1, 2, 3 and 4 (to elect the Board's nominees to the Board of Directors, in favor of the proposal to amend and restate the Company's Stock Option and Restricted Stock Plan, in favor of the proposal to approve material performance standards under the Company's Annual Incentive Plan and in favor of the ratification of the appointment of KPMG Peat Marwick as the Company's independent public accountants for 1994) and "AGAINST" Proposal 5 (the shareholder proposal described herein).

     The solicitation of proxies may be made by directors, officers and regular employees of the Company or any of its subsidiaries by mail, telephone, facsimile or telegraph or in person without additional compensation payable with respect thereto. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in so doing. In addition, the Company has engaged the services of Morrow & Company, Inc. to solicit proxies at a cost of $25,000 plus expenses. The cost of such solicitation will be borne by the Company.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     At March 7, 1994 (the "Record Date"), the Company had outstanding 79,523,861 shares of common stock, par value $1.00 per share ("Common Stock"), and 4,816,887 shares of Series B Convertible Preferred Stock, par value $1.00 per share ("Series B Preferred Stock"). Each holder of Common Stock will have the right to one vote, and each holder of Series B Preferred Stock will have the right to .39005 of a vote, for each share standing in such holder's name on the books of the Company as of the close of business on the Record

Date with respect to each of the matters considered at the 1994 Annual Meeting. In the aggregate, there will be 81,402,687 votes entitled to be cast. The holders of Common Stock and Series B Preferred Stock will vote together as a single class on all matters scheduled to come before the 1994 Annual Meeting. There is no right to cumulate votes in the election of directors. Holders of the Company's Series D Adjustable Rate Cumulative Preferred Stock, par value $1.00 per share, and Series F 10.64% Preferred Stock, par value $1.00 per share (the "Series F Preferred Stock"), including holders of depositary shares representing an interest therein, will not be entitled to vote at the 1994 Annual Meeting. Holders of the Company's securities will not have any dissenters' rights of appraisal in connection with any of the matters to be voted on at the 1994 Annual Meeting.

     The presence in person or by proxy of a majority of the votes entitled to be cast will constitute a quorum for purposes of conducting business at the 1994 Annual Meeting. Assuming that a quorum is present, directors will be elected by a plurality vote; the proposal to amend and restate the Company's Stock Option and Restricted Stock Plan, the proposal to approve material performance standards under the Company's Annual Incentive Plan and the ratification of auditors will require the affirmative vote of a majority of the votes cast with respect to each such proposal; and the shareholder proposal (which management opposes) regarding the nomination of the Company's directors similarly will require the affirmative vote of a majority of the votes cast with respect to such proposal. For purposes of determining the votes cast with respect to any matter presented for consideration at the 1994 Annual Meeting, only those votes cast "for" or "against" are included. Pursuant to New Jersey corporate law, abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present.

     Based upon information available to the Company the following shareholders beneficially owned more than 5% of the Common Stock as of December 31, 1993.

                                                                          AMOUNT AND
                                                                          NATURE OF
                                         NAME AND ADDRESS                 BENEFICIAL     PERCENT
       TITLE OF CLASS                  OF BENEFICIAL OWNER                OWNERSHIP      OF CLASS
       --------------       ------------------------------------------   ------------    --------
Common Stock,               Banco Santander, S.A. ("Banco Santander")    16,059,413         20.1%
  par value                 Castellana 20                                Shares (A)
  $1.00 per share           28046 Madrid, Spain
                            FMR Inc.                                     4,133,629           5.2%
                            82 Devonshire Street                         Shares
                            Boston, MA 02109

- ---------------

(A) Banco Santander also holds exercisable warrants to purchase 4,752,500 shares of Common Stock. Under rules of the Securities and Exchange Commission (the "Commission"), Banco Santander is deemed to be the beneficial owner of shares which it presently has the right to acquire. Accordingly, Banco Santander may be deemed to be the beneficial owner (under the Commission's rules) of 20,811,913 (or 24.6%) of the shares of Common Stock outstanding on December 31, 1993.

     In addition to the warrants held by Banco Santander, the Investment Agreement (the "Investment Agreement"), dated as of March 18, 1991, between the Company and Banco Santander grants Banco Santander certain rights to acquire equity securities of the Company under specified circumstances. Under the Investment Agreement Banco Santander has gross up rights (the "Acquisition Gross Up Rights"), in connection with certain acquisitions by the Company before December 27, 1995, to acquire, subject to certain limitations, Common Stock or other equity securities of the Company equal to the value of the consideration received in respect of the same class of securities issued to third parties in such transaction, at 95% of the market price, provided that the issue price shall not be less than $17 or greater than $30 per share. During 1993, Banco Santander exercised warrants for 2,376,250 shares of Common Stock as well as Acquisition Gross Up Rights in the aggregate amount of 1,801,913 shares of Common Stock in connection with certain acquisitions by the Company. At December 31, 1993 Banco Santander held Acquisition Gross Up Rights to acquire $45,942,610 in value of Common Stock and other equity securities of the Company.

     Banco Santander has agreed that until December 27, 1995, it will vote and cause to be voted all voting securities of the Company owned by Banco Santander and its affiliates for the Company's nominees to the

Board of Directors. With the exception of shareholder votes regarding certain types of acquisition proposals, Banco Santander has agreed that with respect to all other matters, it will either vote in accordance with the recommendation of the Board of Directors or in the same proportions as the shareholders of the voting securities of the Company (excluding, at Banco Santander's option, any votes cast by any person known by the Company to beneficially own voting securities representing at least 10% of the voting power of all voting securities).

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     The Company's directors are elected on a staggered term basis, with each class of directors consisting of approximately one-third of the Board and standing for re-election once in each three-year period. At the 1994 Annual Meeting, shareholders of the Company will elect eight directors for three-year terms.

     All persons named herein as nominees for director have consented to serve, and it is not contemplated that any nominee will be unable to serve as a director. However, if a nominee is unable to serve as a director, a substitute will be selected by the Board of Directors and all proxies eligible to be voted for the Board's nominees will be voted for such other person.

     Set forth below for each nominee is his or her name, age, the year in which he or she became a director of the Company, his or her principal occupations during the last five years and any additional directorships in publicly-held companies. The information is as of February 4, 1994.

TO BE ELECTED FOR A TERM OF THREE YEARS EXPIRING IN 1997:

John Gilray Christy, 61, Director since 1988. Chairman (1988 to present) of Chestnut Capital Corporation, a private investment firm, Wayne, Pennsylvania; non-executive Chairman (May 1991 to December 1991) of Fidelity Bank, N.A. ("Fidelity Bank"). Also a director of 1838 Bond Debenture Trading Fund, Ltd., Echo Bay Mines, Ltd. and The Philadelphia Contributionship.

Gonzalo de Las Heras, 54, Director since 1992. Executive Vice President (May 1990 to present) of Banco Santander, a Spanish banking organization; President and director (1990 to present) of The Emerging Mexico Fund, Inc., a closed-end investment company; Senior Vice President and Managing Director (prior years to May 1990) of Morgan Guaranty Trust Company of New York.

E. James Ferland, 51, Director since 1988. Chairman of the Board, President, Chief Executive Officer and director of Public Service Enterprise Group Incorporated, a public utility holding company, Newark, New Jersey and Chairman and Chief Executive Officer of Public Service Electric and Gas Company. Also a director of Foster Wheeler Corporation and The Hartford Steam Boiler Inspection and Insurance Company.

Arthur M. Goldberg, 52, Director since 1988. Chairman, Chief Executive Officer and director (1990 to present) of Bally Manufacturing Corporation, a diversified holding company engaged in manufacturing, casino and entertainment businesses, Somerset, New Jersey; Chairman (February 1993 to present), President and Chief Executive Officer (1990 to present) of Di Giorgio Corporation, a food wholesaler, Somerset, New Jersey; Managing General Partner of Arveron Investments L.P., an investment company, Somerset, New Jersey; President, Chief Executive Officer and director (prior years to 1989) of International Controls Corp., a manufacturing and engineering company.

John R. Kennedy, 63, Director since 1988. President, Chief Executive Officer and director of Federal Paper Board Company, Inc., a manufacturing company, Montvale, New Jersey. Also a director of American-Maize Products Company, De Vlieg-Bullard, Inc. and Magma Copper Company.

Joseph Neubauer, 52, Director since 1988. Chairman, President, Chief Executive Officer and director of The ARA Group, Inc., a services management company, Philadelphia, Pennsylvania; President and Chief Executive Officer of ARA Services, Inc. Also a director of Federated Department Stores, Bell Telephone

Company of Pennsylvania, VS Services, Ltd., Canada and a trustee of The Penn Mutual Life Insurance Company.

Rebecca Stafford, 57, Director since 1993. President (July 1993 to present) of Monmouth College, West Long Branch, New Jersey; Professor of Sociology (1992), President (prior years to 1991) of Chatham College, Pittsburgh, Pennsylvania.

Bernard C. Watson, 65, Director since 1988. Chairman (January 1994 to present) of The HMA Foundation Inc., Philadelphia, Pennsylvania; President and Chief Executive Officer (prior years to 1994) of The William Penn Foundation. Also a director of Comcast Corporation, Comcast Cablevision, Inc. and The Philadelphia Contributionship.

     The following persons are currently directors in the classes indicated with terms expiring in 1995 and 1996, respectively.

TERM EXPIRES IN 1995:

Louis E. Azzato, 63, Director since 1988. Chairman, Chief Executive Officer and director of Foster Wheeler Corporation, an engineering and construction company, Clinton, New Jersey. Also a director of Blue Cross and Blue Shield of New Jersey, Inc.

Edward E. Barr, 57, Director since 1988. Chairman, President, Chief Executive Officer and director (1987 to present) of Sun Chemical Corporation, a graphic arts materials company, Fort Lee, New Jersey; President and Chief Executive Officer (1988 to present) of DIC Americas, Inc., a graphic arts materials company. Also a director of GWC Corporation and Dainippon Ink & Chemicals, Inc. and trustee of Northwestern Mutual Life Insurance Company.

Roland K. Bullard, II, 49, Director since 1992. Senior Executive Vice President (May 1991 to present) of the Company; held various executive positions with CoreStates Financial Corp. and its subsidiaries (prior years to April 1991).

Lee A. Butz, 60, Director since 1988. President of Alvin H. Butz, Inc., a construction management firm, Allentown, Pennsylvania. Also a director of Butz Enterprises, Inc.

Frank M. Henry, 60, Director since 1988. President of Frank Martz Coach Company, a transportation company, Wilkes-Barre, Pennsylvania. Also a director of C-Tec Corporation.

Juan Rodriguez Inciarte, 41, Director since 1992. Executive Vice President (February 1989 to present), Managing Director (prior years to 1989) and director (June 1991 to present) of Banco Santander, a Spanish banking organization.

Rocco J. Marano, 65, Director since 1988. Chairman and director (June 1991 to present) of Blue Cross and Blue Shield of New Jersey, Inc., a health insurance company, Newark, New Jersey; Chairman and President (prior years to June 1991) of Bell Communications Research, Inc., a communications company. Also a director of Bally Manufacturing Corporation.

Robert M. Scott, 64, Director since 1988. President and Chief Executive Officer of the Philadelphia Museum of Art; Attorney and Of Counsel (prior years to 1989) to Montgomery, McCracken, Walker & Rhoads, Attorneys, Philadelphia, Pennsylvania.

Sefton Stallard, 64, Director since 1988. General Partner of North American Venture Capital Fund, L.P., a venture capital fund.

TERM EXPIRES IN 1996:

Luther R. Campbell, Jr., 65, Director since 1988. Certified Public Accountant, Campbell, Rappold & Yurasits, Allentown, Pennsylvania. Also a director of Old Guard Mutual Insurance Company.

James G. Cullen, 51, Director since 1989. President (February 1993 to present) of Bell Atlantic Corporation, Philadelphia, Pennsylvania; President and Chief Executive Officer (May 1989 to January 1993) of Bell Atlantic - New Jersey, Inc.; President and Chief Executive Officer (prior years to May 1989) of Bell Atlantic Enterprises.

Leslie E. Goodman, 50, Director since 1989. Senior Executive Vice President (February 1990 to present) of the Company; held various executive positions with the Company and its subsidiaries (prior years to February 1990). Also a director of Wawa, Inc.

James D. Morrissey, Jr., 54, Director since 1988. President and Chief Operating Officer of James D. Morrissey, Inc., a heavy and highway construction company, Philadelphia, Pennsylvania. Mr. Morrissey and several companies of which he is a principal are the subject of a recent federal criminal indictment. The indictment alleges, among other things, false reports regarding the testing of concrete used in road construction projects. Mr. Morrissey and the companies categorically deny the allegations, and they intend to defend vigorously this action.

Peter C. Palmieri, 59, Director since 1990. Vice Chairman and Chief Credit Officer (February 1990 to present) of the Company; Senior Executive Vice President (prior years to February 1990) of The Bank of New York.

Wolfgang Schoellkopf, 61, Director since 1990. Vice Chairman and Chief Financial Officer (March 1990 to present) of the Company; Executive Vice President (prior years to March 1990) of Shearson Lehman Hutton Inc.

Anthony P. Terracciano, 55, Director since 1990. Chairman of the Board, President, Chief Executive Officer and Chairman of the Executive Committee (February 1990 to present) of the Company; President and Chief Operating Officer (prior years to February 1990) of Mellon Bank Corporation and Mellon Bank. Also a director of Banco Santander and Bell Atlantic - New Jersey, Inc.

                        SECURITY OWNERSHIP OF MANAGEMENT

     Set forth below are the class and number of shares of the Company's stock beneficially owned by each director and nominee and by all directors and executive officers as a group as of February 4, 1994. Shares shown for each director or nominee are directly owned unless otherwise indicated.

      NAME                                       TITLE OF CLASS      NUMBER OF SHARES (A)
      ----                                     -------------------   --------------------
Louis E. Azzato                                      Common                3,020 (B)
Edward E. Barr                                       Common               41,923
Roland K. Bullard, II                                Common               29,668 (C)
                                               Series F Preferred          2,000
Lee A. Butz                                          Common               52,218 (D)
                                               Series F Preferred          6,000 (D)
Luther R. Campbell, Jr.                              Common               11,200 (E)
                                               Series F Preferred            400 (E)
John Gilray Christy                                  Common               14,508
James G. Cullen                                      Common                2,200
Gonzalo de Las Heras                                 Common                  100 (F)
E. James Ferland                                     Common               11,000 (G)
Arthur M. Goldberg                                   Common              190,530 (H)
Leslie E. Goodman                                    Common              110,732 (I)
Frank M. Henry                                       Common              205,614 (J)
William F. Hyland                                    Common                3,849 (K)
                                               Series F Preferred          1,000
Juan Rodriguez Inciarte                              Common                  200 (L)
John R. Kennedy                                      Common                3,520 (M)
Rocco J. Marano                                      Common                8,019
James D. Morrissey, Jr.                              Common               52,980 (N)
                                               Series B Preferred         13,584 (N)
Joseph Neubauer                                      Common                4,320
Peter C. Palmieri                                    Common               77,054 (O)
Wolfgang Schoellkopf                                 Common               73,950 (P)
                                               Series F Preferred          5,000 (P)
Robert M. Scott                                      Common                7,320 (Q)

      NAME                                       TITLE OF CLASS      NUMBER OF SHARES (A)
      ----                                     -------------------   --------------------
Rebecca Stafford                                     Common                  500 (R)
Sefton Stallard                                      Common                3,111
Anthony P. Terracciano                               Common              212,755 (S)
                                               Series F Preferred          3,000
Bernard C. Watson                                    Common                4,049 (T)
All directors and executive officers as a            Common            1,560,946 (U)
   group (35 persons)                          Series B Preferred         13,584 (U)
                                               Series F Preferred         17,800 (U)

- ---------------

(A) With respect to ownership of Series F Preferred Stock reflected herein, this table sets forth the number of depositary shares ("Depositary Shares") beneficially owned by the applicable individuals. Each Depositary Share represents a one-fortieth interest in a share of Series F Preferred Stock.

(B) Shares held jointly with a member of Mr. Azzato's immediate family.

(C) Includes 24,898 shares subject to options exercisable on or before April 4, 1994.

(D) Includes 2,300 shares of Common Stock held jointly with, and 634 shares held by, a member of Mr. Butz' immediate family. 1,200 shares of Common Stock and 6,000 Depositary Shares are held by Alvin H. Butz, Inc., a corporation of which Mr. Butz is president. 3,400 shares are held by company benefit plans of which Mr. Butz is a trustee.

(E) Includes 400 shares held by a member of Mr. Campbell's immediate family. 1,500 shares of Common Stock are held by the Luther R. Campbell, Jr. Profit Sharing Trust and 400 Depositary Shares are held by the Luther R. Campbell, Jr. Pension Plan.

(F) Excludes shares beneficially owned by Banco Santander. See "Voting Securities and Principal Holders Thereof." Mr. de Las Heras' shares are held jointly with a member of his immediate family.

(G) Includes 3,500 shares held jointly with, and 7,000 shares held by, a member of Mr. Ferland's immediate family.

(H) Includes 840 shares held by members of Mr. Goldberg's immediate family.

(I) Includes 96,500 shares subject to options exercisable on or before April 4, 1994.

(J) Includes 5,396 shares held by a member of Mr. Henry's immediate family and 200,218 shares held in the Frank M. Henry Revocable Trust.

(K) Includes 2,584 shares held by a member of Mr. Hyland's immediate family.

(L) Excludes shares beneficially owned by Banco Santander. See "Voting Securities and Principal Holders Thereof." Mr. Inciarte's shares are held jointly with a member of his immediate family.

(M) Includes 3,000 shares held by the John R. Kennedy Pension Fund.

(N) Mr. Morrissey's Series B Preferred Stock includes 1,880 shares held jointly with a member of his immediate family, 210 shares held in custody for members of his immediate family and 7,734 shares held by BFM, Inc., a corporation of which Mr. Morrissey is president. Mr. Morrissey disclaims beneficial ownership of 5,156 of the 7,734 shares held by BFM, Inc. The Common Stock amount shown does not include the 10,596 shares of Common Stock into which the 13,584 shares of Series B Preferred Stock are convertible.

(O) Includes 51,142 shares subject to options exercisable on or before April 4, 1994.

(P) Includes 66,829 shares subject to options exercisable on or before April 4, 1994. 4,000 Depositary Shares are held jointly with a member of Mr. Schoellkopf's immediate family and 1,000 Depositary Shares are held by PMW Associates, in which Mr. Schoellkopf is a partner.

(Q) Includes 2,320 shares held by a trust of which Mr. Scott is co-trustee. Mr. Scott disclaims beneficial ownership of the shares held by the trust.

(R) Shares are held jointly with a member of Dr. Stafford's immediate family.

(S) Includes 149,115 shares subject to options exercisable on or before April 4, 1994 and 815 shares held jointly with a member of Mr. Terracciano's immediate family. Also includes 2,000 shares held by a member of Mr. Terracciano's immediate family, of which he disclaims beneficial ownership.

(T) Includes 1,406 shares held jointly with a member of Dr. Watson's immediate family.

(U) No director held as much as one percent of the outstanding shares of any class. As a group, the directors and executive officers beneficially owned 1.94% of the Common Stock (including 0.90%, or 728,344 shares, attributable to options exercisable on or before April 4, 1994), 0.28% of the Series B Preferred Stock and 0.59% of the Series F Preferred Stock. The Common Stock amount shown does not include the 10,596 shares of Common Stock into which the 13,584 shares of Series B Preferred Stock are convertible.

                  BOARD COMMITTEES, MEETINGS AND COMPENSATION

     The Company has an Audit Committee of the Board of Directors consisting of Messrs. Ferland (Chairman), Azzato, Butz, de Las Heras, Henry, Scott and Stallard. This Committee reviews significant audit, accounting and other principles, policies and practices, the activities of independent auditors and of the Company's internal auditors, and the conclusions and recommendations of auditors and the reports of regulatory examiners upon completion of their respective audits and examinations.

     The Company does not have a separate, standing nominating committee, but the functions of such a committee are performed by either the full Board or its Executive Committee, which consists of Messrs. Terracciano (Chairman), Barr, Campbell, Christy, Cullen, de Las Heras, Ferland, Goldberg, Hyland, Marano, Neubauer and Watson. The Company's By-laws provide that stockholders wishing to nominate directors for election may do so by sending a written notice to the secretary of the Company so that it is received not later than (i) with respect to an annual meeting, 60 days in advance of such meeting, except that any such notice related to the 1994 Annual Meeting must be given by the close of business on March 26, 1994 and (ii) with respect to a special meeting, the close of business on the seventh day following the date on which notice of the meeting is first given to stockholders. Any such notice from stockholders must set forth
(a) the name and address of the stockholder making the nomination and of the person or persons nominated, (b) a representation that such stockholder is entitled to vote at the meeting and intends to appear at the meeting in person or by proxy to nominate the person or persons specified in the notice, (c) a description of all arrangements between the stockholder and each nominee and any other persons pertaining to the nomination, (d) all other information regarding each nominee proposed by the stockholder which would have been required to be included in a proxy statement filed pursuant to the Securities and Exchange Commission's proxy rules if the nominee had been nominated by the Board of Directors and (e) the consent of each nominee to serve as a director if elected and a representation by the nominee that such person satisfies, and will satisfy, any qualifications which the Company has established for directors. The By-laws provide that the chairman of the meeting may, in his discretion, waive any of the requirements contained in the By-law provision and acknowledge the nomination of any person which is not made in compliance with the foregoing provisions.

     The Board's Trust Committee, consisting of Messrs. Hyland (Chairman), Christy, Cullen, Stallard and Watson, monitors, in accordance with relevant laws, regulations and sound fiduciary principles, the exercise of fiduciary powers by all authorized subsidiaries of the Company on a uniform and centralized basis.

     The Board's Human Resources Committee, consisting of Messrs. Barr (Chairman), Christy, de Las Heras, Kennedy, Morrissey and Watson and Dr. Stafford, deals in broad terms with personnel matters and reviews the compensation of the chief executive officer and senior officers of the Company and its subsidiaries.

     In 1993, the Board of Directors met 12 times, the Audit Committee met 7 times, the Executive Committee met 5 times, the Trust Committee met 4 times, and the Human Resources Committee met 4 times. During 1993, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he or she served. From time to time, the Company also requests directors to serve on Board Committees on an ad hoc basis.

     Each non-employee director receives a retainer fee in the amount of $20,000 annually and an attendance fee at the rate of $1,200 for each meeting of the Board of Directors of the Company or any committee thereof attended. Non-employee directors who chair committees of the Board receive an additional retainer of $2,000 annually. Directors may defer this compensation until future dates; the amounts they receive on such dates are based on a formula which takes into account both market interest rates and the change in value of shares of Common Stock during the period of deferral. A director who is an employee of the Company or any subsidiary receives no fees or other compensation for serving as a director of either the Company or any subsidiary. No other arrangements were entered into with a director in consideration of service by that individual on the Company's Board of Directors.

                    EXECUTIVE COMPENSATION AND TRANSACTIONS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth, for the fiscal years ended December 31, 1991, 1992 and 1993, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued by such entities for those years, to or with respect to each of the persons who were the five most highly compensated executive officers of the Company during its most recent fiscal year (the "Named Officers"), for services rendered in all capacities as executive officers during such period:

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM COMPENSATION
                                                                            -----------------------------------
                                                                                     AWARDS            PAYOUTS
                                               ANNUAL COMPENSATION          ------------------------   --------
                                       -----------------------------------  RESTRICTED   SECURITIES
                                                             OTHER ANNUAL      STOCK     UNDERLYING      LTIP      ALL OTHER
       NAME AND CURRENT                 SALARY     BONUS     COMPENSATION     AWARDS      OPTIONS/     PAYOUTS    COMPENSATION
      PRINCIPAL POSITION        YEAR     ($)       ($)(A)       ($)(B)          ($)        SARS(#)      ($)(C)       ($)(D)
- ------------------------------- ----   --------   --------   -------------  -----------  -----------   --------   ------------
ANTHONY P. TERRACCIANO......... 1993   $738,462   $475,000               0            0    160,000     $572,771     $ 56,415
Chairman, President and Chief   1992    675,000    400,000               0            0          0      542,945       50,286
Executive Officer               1991    603,846    300,000               0            0     70,000      542,945       40,407
WOLFGANG SCHOELLKOPF........... 1993    410,385    275,000               0            0     84,000      189,563       31,862
Vice Chairman                   1992    389,423    250,000               0            0          0      184,297       29,821
                                1991    350,769    230,000               0            0     70,000            0       21,600
PETER C. PALMIERI.............. 1993    410,385    275,000               0            0     84,000      189,563       29,898
Vice Chairman                   1992    389,423    250,000               0            0          0      184,297       27,876
                                1991    341,154    230,000               0            0     70,000            0       19,548
LESLIE E. GOODMAN.............. 1993    386,538    155,000               0            0     72,000      121,109       29,941
Sr. Executive Vice President    1992    373,846    155,000               0            0          0      110,578       36,303
                                1991    360,000    125,000               0            0     70,000            0       35,603
ROLAND K. BULLARD, II.......... 1993    350,000    140,000(E)             0           0     72,000      128,406       11,669
Sr. Executive Vice President    1992    317,308    155,000               0            0     70,000      128,406        6,596
                                1991    192,692    225,000               0            0     15,000            0        1,276

- ---------------

(A) The bonuses were earned in 1993 and paid in 1993; earned in 1992 and paid in 1992; and earned in 1991 and paid in 1992, respectively.

(B) No Named Officer received perquisites (i.e., personal benefits) in excess of the lesser of $50,000 or 10% of such individual's reported salary and bonus.

(C) Amounts awarded upon acceleration of previously granted deferred cash incentive awards based on a determination by the Board that performance goals had been met. These awards may only be used in connection with the exercise of related options.

(D) Does not include potential contingent performance awards which the Board, in its discretion, may elect to pay in the future. Other Compensation was comprised of: (i) contributions by the Company on behalf of the Named Officers to the Company's Benefit Equalization Plan (the "Supplemental Plan") (representing the employer's matching obligations under the Company's 401k plan in excess of limitations imposed by the Internal Revenue Code) (the "Supplemental Contributions"); (ii) earnings on amounts contributed to the Supplemental Plan (the "Supplemental Plan Earnings"); (iii) matching contributions made by the Company on behalf of the Named Officers to the Company's 401k plan (the "401k Contributions"); and (iv) that portion of the Named Officer's life insurance premium payable in respect of coverage in excess of $50,000, which is paid by the Company (the "Insurance Premiums"). The Supplemental Contributions for each of the Named Officers for 1991, 1992 and 1993 were as follows: Mr. Terracciano:
     $25,102, $31,772 and $35,314; Mr. Schoellkopf: $7,079, $14,637 and $15,629;
     Mr. Palmieri: $5,348, $14,637 and $15,629; Mr. Goodman: $13,125, $14,123
     and $14,198; and Mr. Bullard: $0, $0 and $5,654. The Supplemental Plan Earnings for each of the Named Officers for 1991, 1992 and 1993 were as follows: Mr. Terracciano: $1,358, $6,330 and $5,957; Mr. Schoellkopf: $166, $1,893 and $2,208; Mr. Palmieri: $85, $1,586 and $2,050; Mr. Goodman:
     $11,671, $12,794 and $4,819; and Mr. Bullard: $0, $0 and $125. The 401k
     Contributions for each of the Named Officers for 1991, 1992 and 1993 were as follows: Mr. Terracciano: $8,475, $8,728 and $8,994; Mr. Schoellkopf:
     $8,475, $8,728 and $8,994; Mr. Palmieri: $8,475, $8,728 and $8,994; Mr.
     Goodman: $8,475, $8,308 and $8,994; and Mr. Bullard: $0, $5,712 and $4,846.
     The Insurance Premiums for each of the Named Officers for 1991, 1992 and 1993 were as follows: Mr. Terracciano: $5,472, $3,456 and $6,150; Mr.
     Schoellkopf: $5,880, $4,563 and $5,031; Mr. Palmieri: $5,640, $2,925 and
     $3,225; Mr. Goodman: $2,332, $1,079 and $1,930; and Mr. Bullard: $1,276,
     $885 and $1,044.

(E) Mr. Bullard's bonus amount includes $125,000 earned in 1991 and a $100,000 sign-on bonus paid in 1991.

PENSION PLAN

     The following table sets forth the annual benefits which an eligible employee would receive under the Company's qualified defined benefit pension plan, as well as the Company's Supplemental Plan that provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits, based on remuneration that is covered under the plans and years of service with the Company and its subsidiaries. The amounts reflect accrued benefits under the Company's present plan, which covers service from January 1, 1989. Formulas under predecessor plans, which affect only Mr. Goodman, vary slightly from those indicated.

                                YEARS OF SERVICE

           REMUNERATION                  15           20           25           30           35
- ----------------------------------    --------     --------     --------     --------     --------
$125,000..........................    $ 28,177     $ 37,569     $ 46,961     $ 56,353     $ 65,745
 150,000..........................      34,177       45,569       56,961       68,353       79,745
 175,000..........................      40,177       53,569       66,961       80,353       93,745
 200,000..........................      46,177       61,569       76,961       92,353      107,745
 225,000..........................      52,177       69,569       86,961      104,353      121,745
 250,000..........................      58,177       77,569       96,961      116,353      135,745
 300,000..........................      70,177       93,569      116,961      140,353      163,745
 400,000..........................      94,177      125,569      156,961      188,353      219,745
 500,000..........................     118,177      157,569      196,961      236,353      275,745
 600,000..........................     142,177      189,569      236,961      284,353      331,745
 700,000..........................     166,177      221,569      276,961      332,353      387,745
 800,000..........................     190,177      253,569      316,961      380,353      443,745
 900,000..........................     214,177      285,569      356,961      428,353      499,745

     In general, a participant's remuneration covered by the Company's pension plan is his or her average annual base cash compensation (excluding bonuses, commissions, overtime pay, deferred pay, and any gain on the exercise of stock options) for his or her highest paid 60 consecutive calendar months out of the last 120 months of employment prior to retirement, or the average compensation during his or her entire period of employment if that is less than 60 months. The benefits shown are not subject to deduction for Social Security or other offset amounts. The remuneration covered by the Company's pension plan is reflected in the salary column in the Summary Compensation Table. The amounts shown reflect a straight life annuity benefit beginning at age 65. The years of service for each Named Officer are as follows:
Mr. Terracciano: 4; Mr. Schoellkopf: 4; Mr. Palmieri: 4; Mr. Goodman: 28; and Mr. Bullard: 3.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     The following table contains information regarding the grant of stock options and stock appreciation rights ("SARs") under the Company's Stock Option and Restricted Stock Plan (the "Stock Option Plan") to the Named Officers during the year ended December 31, 1993. In addition, in accordance with rules of the Securities and Exchange Commission, the following table sets forth the hypothetical grant date present value with respect to the referenced options, using the Black-Scholes Option Pricing Model.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS (A)
                                  ---------------------------------------------------------
                                    NUMBER OF       % OF TOTAL
                                   SECURITIES      OPTIONS/SARS     EXERCISE
                                   UNDERLYING       GRANTED TO         OR                       GRANT DATE
                                  OPTIONS/SARS     EMPLOYEES IN    BASE PRICE    EXPIRATION      PRESENT
             NAME                  GRANTED (#)         1993          ($/SH)         DATE       VALUE ($)(B)
- -------------------------------   -------------    ------------    ----------    ----------    ------------
Anthony P. Terracciano.........      160,000           7.89%        $ 45.3750      6-17-03      $2,020,800
Wolfgang Schoellkopf...........       84,000           4.14           45.3750      6-17-03       1,060,920
Peter C. Palmieri..............       84,000           4.14           45.3750      6-17-03       1,060,920
Leslie E. Goodman..............       72,000           3.55           45.3750      6-17-03         909,360
Roland K. Bullard, II..........       72,000           3.55           45.3750      6-17-03         909,360

- ---------------

(A) Each option grant was of nonqualified stock options. One-half of each grant vests in approximately equal groupings over a three-year period following the grant date. The remaining one-half of each grant (which was accompanied by the grant of a related deferred cash incentive award) vests 9 years and 10 months from the date of grant unless accelerated in whole upon a Change in Control Event (as defined) or in whole or in part by the Board of Directors in its discretion. The options are generally not transferable.

(B) This estimate of value has been developed solely for purposes of comparative disclosure in accordance with the rules and regulations of the Commission, and does not necessarily reflect the Company's view of the appropriate value or methodology for purposes of financial reporting. The estimated value has been determined by application of the Black-Scholes option pricing model, based upon the terms of the option grant and the Company's stock price performance history as of the date of grant (June 17, 1993). The key assumptions set forth below used in the valuation are based upon historical experience, and are not a forecast of future stock price performance or volatility or of future dividend policy. No adjustments have been made for possible forfeitures or nontransferability. The model assumes (i) an annual dividend yield of 3.24%, (ii) an exercise date of 10 years from date of grant, (iii) a standard deviation of return of the Common Stock of 0.23393 (with volatility calculated over 180 trading days prior to the date of grant) and (iv) a risk-free rate of return of 5.906%.

OPTION/SAR EXERCISES AND HOLDINGS

     The following table sets forth information regarding stock option and SAR exercises by Named Officers during the year ended December 31, 1993, including the aggregate value of gains on the date of exercise. In addition, the following table provides data regarding the number of shares covered by both exercisable and nonexercisable stock options held by the Named Officers at December 31, 1993. Also reported are the values for the Named Officers' "in-the-money" options or SARs, which represent the positive spread between the exercise price of any existing option or SAR and $45.50, the closing sale price of the Company's Common Stock on December 31, 1993.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                            NUMBER OF
                                                            SECURITIES
                                                            UNDERLYING
                                                           UNEXERCISED                VALUE OF UNEXERCISED
                                                         OPTIONS/SARS AT             IN-THE-MONEY OPTIONS/
                              SHARES        VALUE           FY-END (#)                 SARS AT FY-END ($)
                            ACQUIRED ON    REALIZED    -------------------------    -------------------------
           NAME             EXERCISE(#)      ($)       EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
- --------------------------  -----------    --------    -------------------------    -------------------------
Anthony P. Terracciano....     10,500      $275,226    137,446      185,921         $3,496,763   $653,444
Wolfgang Schoellkopf......      2,992        77,044     55,160      112,919          1,298,097     717,208
Peter C. Palmieri.........      8,256       237,588     39,473      112,919            974,442     717,208
Leslie E. Goodman.........      8,100       206,176     84,831      107,669          1,802,837     880,661
Roland K. Bullard, II.....      1,725        16,388     24,898      128,332            320,664     556,051

EMPLOYMENT AGREEMENTS

     Mr. Terracciano entered into an employment agreement with the Company, effective as of February 1, 1990. The agreement provides for Mr. Terracciano's employment as Chairman of the Board, President and Chief Executive Officer of the Company at a base salary of not less than $575,000 per year. The agreement provides for a term ending on December 31, 1995. The agreement further provides, among other things, (i) that Mr. Terracciano will be entitled to participate in all employee benefit programs of the Company, including the Company's Annual Incentive Plan, (ii) for the payment to Mr. Terracciano in 1991 and 1992 of special bonus awards, each in an amount equal to 50% of Mr. Terracciano's aggregate base salary during the preceding 12-month period (which amounts will be credited against any amounts payable under the Annual Incentive Plan for the period from February 1, 1990 through January 31, 1992), (iii) for the grant to Mr. Terracciano of a ten-year option to purchase 83,000 shares of the Company's Common Stock at an exercise price of $19.625 per share, one-third of which becomes exercisable on each of the first three anniversary dates of the grant,
(iv) for the grant to Mr. Terracciano of an additional option (the "Additional Option") to purchase 62,250 shares of the Company's Common Stock at an exercise price of $19.625 per share, which option does not become exercisable until December 1, 1999 (60 days before the expiration of the option) unless previously accelerated based on Mr. Terracciano's performance, and of a deferred cash incentive award related to such option, (v) for perquisites appropriate to Mr. Terracciano's position, and (vi) for certain supplemental retirement benefits. All options granted to Mr. Terracciano become fully exercisable and all deferred cash incentive awards made to him accelerate upon the occurrence of a Change in Control Event (as defined).

     If Mr. Terracciano retires at or after the age of 55, he will be entitled to receive under his employment agreement an unfunded supplemental retirement benefit equal to the excess, if any, of the benefits to which he would have been entitled under the retirement and supplemental retirement plans of his former employers (if such amounts are greater than the amounts to which he would be entitled under the Company's retirement plans) over all retirement benefits paid to him under the plans of his former employers and under the Company's retirement plans. In calculating Mr. Terracciano's final average compensation under the Company's retirement plans, his compensation for any particular year will include any bonus awarded for that year and, for purposes of calculating the vested portion of benefits under the Company's retirement plans or certain savings plans, Mr. Terracciano will be treated as 100% vested.

     Mr. Terracciano's employment agreement also provides that if Mr. Terracciano's employment is terminated due to either permanent disability, a without cause termination or a constructive discharge, (i) he will receive full salary and benefits until the expiration of the term of the employment agreement and the one-year period following the expiration of the term (the "Severance Period"), (ii) he will receive a pro-rated portion of any bonuses for the year of termination, and (iii) his option to purchase 83,000 shares of Common Stock will become fully exercisable and will remain exercisable until the end of the Severance Period. If Mr. Terracciano's employment is terminated for cause or Mr. Terracciano terminates his employment for reasons other than a constructive discharge, permanent disability, or retirement, (i) he will receive all earned but unpaid base salary as of the date of termination, (ii) he will receive any benefits payable under the Company's retirement and other benefit plans and
(iii) his nonexercisable options will be forfeited.

     Mr. Palmieri entered into an employment agreement with the Company, effective as of February 5, 1990. The employment agreement provides for Mr. Palmieri's employment as Vice Chairman and Chief Credit Officer of the Company at a base salary of not less than $320,000 per year. The agreement provides for a term ending on December 31, 1995. The agreement further provides, among other things, (i) that Mr. Palmieri will be entitled to participate in all employee benefit programs of the Company, including the Annual Incentive Plan, (ii) for the payment to Mr. Palmieri in 1991 of a bonus in an amount equal to the greater of the award made to him under the Annual Incentive Plan or $160,000, and (iii) for the grant to Mr. Palmieri of a ten-year option to purchase 21,000 shares of Common Stock at an exercise price of $19.25 per share, one-third of which becomes exercisable on each of the first three anniversary dates of the effective date of the employment agreement and all of which become fully exercisable upon the occurrence of a Change in Control Event. If Mr. Palmieri's employment is terminated due to either permanent disability, a without cause termination or a constructive discharge, he will receive his base salary as then in effect and benefits until the expiration of the term, but in any event for a period of not less than one year, and a pro-rated portion of any bonuses for the year of termination. If Mr. Palmieri's employment is terminated for cause or if Mr. Palmieri terminates his employment for other than a constructive discharge, permanent disability or retirement, (i) he will receive all earned but unpaid base salary as of the date of termination, (ii) he will receive any benefits payable under the Company's retirement and other benefit plans and (iii) his nonexercisable options will be forfeited.

     Mr. Schoellkopf entered into an employment agreement with the Company, effective as of March 6, 1990. The employment agreement provides for Mr. Schoellkopf's employment as Vice Chairman and Chief Financial Officer of the Company at a base salary of not less than $340,000 per year. The agreement provides for a term ending on December 31, 1995. The agreement further provides, among other things, (i) that Mr. Schoellkopf will be entitled to participate in all employee benefit programs of the Company, including the Annual Incentive Plan, (ii) for the payment to Mr. Schoellkopf within the first month of his employment of a bonus in the amount of $170,000 (which amount was credited against amounts paid under the Annual Incentive Plan for 1990 performance), and
(iii) for the grant to Mr. Schoellkopf of a ten-year option to purchase 21,000 shares of Common Stock at an exercise price of $23.4375 per share, one-third of which becomes exercisable on each of the first three anniversary dates of the effective date of the employment agreement and all of which become fully exercisable upon the occurrence of a Change in Control Event. The provisions in Mr. Schoellkopf's employment agreement concerning termination of employment are similar to the provisions described above with respect to Mr. Palmieri's employment agreement.

     Mr. Goodman entered into an employment agreement with the Company, effective as of February 27, 1991. The employment agreement provides for Mr. Goodman's employment as a Senior Executive Vice President of the Company at a base salary of not less than $360,000 per year. The agreement provides for a term ending on May 31, 1994. The agreement further provides, among other things, that Mr. Goodman will be entitled to participate in all employee benefit plans of the Company, including the Annual Incentive Plan, and that all options granted to him will become fully exercisable upon the occurrence of a Change in Control Event (as defined). If Mr. Goodman's employment is terminated due to either permanent disability, a without cause termination or a constructive discharge, he will receive his base salary as then in effect and benefits until the expiration of the one-year period following the expiration of the term and a pro-rated portion of any bonus under the Annual Incentive Plan for the year of termination. If Mr. Goodman's employment is terminated for cause or if Mr. Goodman terminates his employment for other than a constructive discharge, permanent disability or retirement, he will receive all earned but unpaid salary as of the date of termination, and no other payments shall be made or benefits provided, except for stock options to the extent already exercisable, benefits under the Company's retirement plan and other benefits which may have already become vested. In addition, if Mr. Goodman's employment is terminated after the expiration of the term due to either permanent disability, a without cause termination or a constructive discharge, he will receive for the one-year period following termination an amount equal to the excess of his base salary at the time of termination over the sum of all amounts otherwise payable to him as severance. In such event, he will also receive all earned but unpaid salary through the date of termination and benefits for the one-year period following termination.

     Mr. Bullard entered into an employment agreement with the Company, effective as of May 2, 1991. The employment agreement provides for Mr. Bullard's employment as a Senior Executive Vice President of the Company at a base salary of not less than $300,000 per year. The agreement provides for a term ending on May 31, 1994. The agreement further provides, among other things, (i) that Mr. Bullard will be entitled to participate in all employee benefit programs of the Company, including the Annual Incentive Plan, (ii) for the payment to Mr. Bullard within the first month of his employment of a bonus in the amount of $100,000, (iii) for the payment to Mr. Bullard by May 1, 1992 of a bonus in an amount equal to the greater of the award made to him under the Annual Incentive Plan or $100,000, and (iv) for the grant to Mr. Bullard of a ten year option to purchase 15,000 shares of Common Stock at an exercise price of $26.5625 per share, one-third of which becomes exercisable on each of the first three anniversary dates of the effective date of the employment agreement and all of which become fully exercisable upon the occurrence of a Change in Control Event (as defined). If Mr. Bullard's employment is terminated due to either permanent disability, a without cause termination or a constructive discharge, he will receive his base salary as then in effect and benefits until the expiration of the one year period following the expiration of the term and a pro-rated portion of any bonus under the Annual Incentive Plan for the year of termination. If Mr. Bullard's employment is terminated for cause or if Mr. Bullard terminates his employment for other than a constructive discharge, permanent disability or retirement, he will receive all earned but unpaid salary as of the date of termination, and no other payments shall be made or benefits provided, except for stock options to the extent already exercisable, benefits under the Company's retirement plan and other benefits which may have already become vested.

     In addition to the benefits described above, the employment agreements for Mr. Terracciano and for each of the other four Named Officers, as amended in December, 1992, provide for reimbursement for excise taxes payable (if any) as a result of benefits received upon a Change in Control Event concerning the Company. The reimbursements are designed to put the individuals in the same position as they would be in if such excise tax had not been imposed.

     Pursuant to regulations adopted by the Securities and Exchange Commission (the "Commission"), the Board's Human Resources Committee has prepared the following report with respect to compensation for the Named Officers:

                     BOARD HUMAN RESOURCES COMMITTEE REPORT

          The Committee is responsible for implementing, overseeing and administering the Company's overall compensation policy. This policy has been designed to support the Company's business strategies through internally equitable and externally competitive compensation practices which foster the attraction, retention and motivation of high calibre personnel at all levels of the organization. The Company's compensation programs reward performance in order to maintain the Company's competitive market position.

          The Company's annual compensation plan for executive officers is to provide a competitive level of base salary, short-term incentive compensation and long-term incentive compensation, based generally on the median compensation levels set by the Company's business and manpower competitors within the Company's market area (e.g., New Jersey, Pennsylvania, New York and Connecticut). These competitors are essentially the same as those companies included in the performance graph that follows this report. Periodic analysis of regional and national market data has shown that the Company's compensation levels are consistent with those of other companies in the banking industry in general and among the Company's competitive reference group of bank holding companies in particular. In determining compensation for executive officers the Committee considers corporate earnings, expense management, asset quality, business growth and acquisition strategies. The relative weight accorded to each factor by the Committee varies with each individual's respective responsibilities.

          Competitive base salary levels for executive officers are maintained through a salary administration program, the underlying basis of which is performance evaluation. Executive officers are scheduled for performance and salary review on an 18-month basis. Evaluations (including recommendations for salary increases) are made, in the case of executive officers other than the chief executive officer (the "CEO"), by the CEO and, in the case of the CEO, by this Committee. Salary increases are based on an evaluation of the extent to which a particular executive officer is determined to have met or exceeded the established criteria for that executive officer's position as well as the extent to which such individual is determined to have furthered Company goals generally.

          Merit-based salary increase guidelines are adopted each year by the Committee to reflect changes and trends in labor practices in the Company's market area as well as in the banking industry, generally. These guidelines are drafted by the Company's human resources department based on surveys conducted by human resources personnel as well as by information provided by expert outside consultants.

          Based on scheduled performance and salary reviews, base compensation for the CEO and Messrs. Palmieri, Schoellkopf and Goodman increased during 1993. Salary increases for Messrs. Palmieri, Schoellkopf and Goodman were recommended by the CEO, consistent with the above approach and approved by the Committee. The Committee also approved a salary increase for the CEO. Mr. Bullard's performance and salary were reviewed during 1992 and are scheduled to be next reviewed during 1994.

          The Company's short term compensation program provides the opportunity for executive officers and other key employees to earn incentive compensation based on the attainment of individual, departmental, and company-wide goals and objectives. This incentive compensation may be earned under the Company's Annual Incentive Plan (the "Annual Incentive Plan").

          The Annual Incentive Plan has been established to reward executive officers and other key employees who contribute most to the Company's growth and profitability. During 1993, the CEO and the other four Named Officers received incentive awards which were based on the Company's record earnings and the fact that such earnings were in excess of budgeted goals for the year. In approving the awards, the Committee also considered the steady and continual improvement in the non-performing assets category. In addition, the Committee considered the contributions these individuals have made to the management and growth of the Company. The level of the CEO's annual incentive award, in particular, was based not only on the above-mentioned performance factors but also on a number of other performance-related factors, including, without limitation, Company-wide efficiency ratios, execution of prudent acquisition strategies in order to ensure long-term growth and stock performance in line with or exceeding that of the Company's peer group. Of the factors indicated above, the Company's record earnings and the execution of prudent acquisition strategies were considered to have greater weight in the Committee's award decision process concerning the CEO, although the other factors were also considered to be significant. Performance was determined to have met or exceeded company-wide goals and objectives.

          The Company's long-term compensation program for executive officers seeks to provide capital accumulation opportunities which will foster the alignment of their interests and risks with those of the shareholders. The objectives established for the long-term compensation program include the retention of management and the creation of a strong linkage between executives' rewards and the performance of the Company's Common Stock. The program includes stock based benefits as well as deferred cash compensation under the Company's stock option plan.

          Pursuant to the long-term compensation program, packages, comprised mainly of stock options, are created for executive officers and other key employees. In general, such packages include the granting of stock options upon completion of 12 months of employment, assuming all performance-related goals have been met. Options granted include options which vest in not more than 10 years from the date of grant unless all or a part are accelerated in the discretion of the Board or all are accelerated upon a Change in Control Event (as defined). Such option grants consist of qualified and non-qualified options under the Company's stock option plan. The CEO and the other four Named Officers met or exceeded performance goals with respect to corporate responsibilities and were accordingly awarded stock options under the Company's long-term compensation program during 1993.

          During 1993, the Committee also accelerated the vesting of certain options previously granted to the CEO and the other four Named Officers under the long-term compensation program. Consistent with the terms and conditions of the program, each accelerated vesting of such options was accompanied by an acceleration of an accompanying deferred cash incentive award which the CEO and other four Named Officers received at the same time as the options were granted. The deferred cash incentive award may only be applied to the exercise price of these options and/or the payment of taxes payable as a result of both the option exercise and the receipt of the deferred cash incentive award. The Committee's determination to accelerate the vesting of such options and deferred cash incentive awards to such individuals was based on the fact that the Company's performance, to which the individuals made significant contributions, exceeded the pre-established goals for earnings, decreases in non-performing asset levels and prudent growth through acquisitions.

          Payments during 1993 to the CEO and the other four Named Officers under the various programs discussed above were made without regard to the provisions of section 162(m) of the Internal Revenue Code of 1986, as amended, which was not applicable to that year. Section 162(m) limits the deduction that may be claimed by a "public company" for compensation paid to certain individuals to $1 million except to the extent that any such excess compensation is paid pursuant to a performance-based plan. This provision became effective January 1, 1994 with respect to the Company. For the Company's fiscal year commencing January 1, 1994, the deduction for payments under the Annual Incentive Plan and the long-term compensation program to the Named Officers and the exercise of options and SARs under the stock option plan will not be limited by section 162(m) if shareholder approval is obtained. See Proposals Two and Three for a discussion of such shareholder approval.

     SUBMITTED BY THE HUMAN RESOURCES
     COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:

     Edward E. Barr
       (Chairman)               John Gilray Christy             Gonzalo de Las Heras
     John R. Kennedy            James D. Morrissey, Jr.         Rebecca Stafford
     Bernard C. Watson

PERFORMANCE GRAPH

     The following chart compares the Company's cumulative total shareholder return (assuming $100 was invested on December 31, 1988 and all dividends were reinvested) over the past five years with the Standard & Poor's 500 Index and Keefe, Bruyette & Wood's Index of Eastern Bank Holding Companies (the "KBW Eastern Bank Index"). The KBW Eastern Bank Index is a nationally recognized industry index composed of 12 regional bank holding companies located in the eastern United States, including First Fidelity.

                               PERFORMANCE GRAPH

                                  EASTERN RE-                        FIRST
      MEASUREMENT PERIOD         GIONAL TOTAL     STANDARD &     FIDELITY BANC
    (FISCAL YEAR COVERED)        RETURN INDEX      POORS 500          ORP
            1988                     100             100             100
            89Q1                     107.18          107.09          109.77
            89Q2                     115.59          116.55          124.91
            89Q3                     121.05          129.03          122.51
            89Q4                     102.02          131.69           92.73
            90Q1                      87.61          127.74           83.26
            90Q2                      81.51          135.76           76.62
            90Q3                      57.70          117.09           54.79
            90Q4                      62.88          127.58           77.03
            91Q1                      83.22          146.12          110.57
            91Q2                      88.23          145.90          121.85
            91Q3                     101.33          153.60          143.87
            91Q4                     110.57          166.47          148.04
            92Q1                     119.16          162.26          161.37
            92Q2                     131.79          165.34          175.38
            92Q3                     128.88          170.55          162.88
            921Q4                    152.70          179.14          207.03
            93Q1                     170.02          186.96          230.94
            93Q2                     163.86          187.87          234.47
            93Q3                     166.48          192.73          223.11
            93Q4                     159.25          197.19          220.68

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

     Mr. Lee A. Butz, a director of the Company, is a partner in 60 West Broad Street Realty Company, from which First Fidelity Bank, N.A. ("FFB-NA") leases a branch office and an adjoining regional loan office in Bethlehem, Pennsylvania. The current term expires on May 15, 1998 and FFB-NA has one five-year renewal option. The annual aggregate base rent during the current term is $53,232; during the remaining option period the base rent would increase in accordance with a market formula.

     Mr. Frank M. Henry, a director of the Company, is a partner in Frank M. Henry Associates, from which FFB-NA leases a branch office in Wilkes-Barre, Pennsylvania. The initial term expires on April 30, 2003 and FFB-NA has four five-year renewal options. The annual base rent is $68,640 for the year ending April 30, 1994 and will increase periodically to the amount of $76,140 for the final year of the initial term. During the option periods the base rent would increase further in accordance with a schedule set forth in the lease.

     During 1993, the Company and/or its subsidiaries retained the services of Riker, Danzig, Scherer, Hyland & Perretti (a law firm with which Mr. Hyland is affiliated). It is anticipated that the Company and/or its subsidiaries will retain the services of such firm during 1994.

     Directors and officers of the Company and their associates were customers of and had transactions with the Company's subsidiary banks in the ordinary course of business during the year ended December 31, 1993. Similar transactions may be expected to take place with the Company's subsidiary banks in the future.

Outstanding loans and commitments made by such subsidiary banks in transactions with the Company's directors and officers and their associates were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than a normal risk of collectibility or present other unfavorable features.

     In the opinion of the boards of directors of the respective subsidiary banks, the terms of all of the transactions described above were no less favorable to the banks than terms available in comparable transactions from others and such terms were as favorable as terms that could have been obtained in arms length transactions with independent third parties.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As previously described, decisions regarding compensation of the Company's executive officers are made by the Board's Human Resources Committee, comprised of Messrs. Barr (Chairman), Christy, de Las Heras, Kennedy, Morrissey and Watson and Dr. Stafford. Mr. Norman Tanzman, presently an Honorary Director, also served on the Committee for a portion of 1993. No executive officer of the Company was a member of the Human Resources Committee. In addition, none of the members of the Human Resources Committee has ever served as an officer of the Company or any of its subsidiaries, other than Mr. Christy, who served as non-executive chairman of Fidelity Bank for a portion of 1991 and Mr. Tanzman, who served as Chairman of First Fidelity Bank, Princeton, a former subsidiary of the Company, in years prior to 1991. There are no interlocks, as defined under the Commission's rules, between the Company's Human Resources Committee and corporate affiliates of Committee members, or otherwise.

                                  PROPOSAL TWO

                PROPOSAL TO APPROVE AMENDMENTS TO THE COMPANY'S
                     STOCK OPTION AND RESTRICTED STOCK PLAN
                            AND STOCK OPTION GRANTS

GENERAL

     The Company's Stock Option and Restricted Stock Plan (the "Stock Option Plan") was designed to encourage executive officers and other key employees to acquire a proprietary interest in the Company and thereby to align their interests with those of the shareholders, to continue their employment with the Company and to render superior performance during such employment. The Stock Option Plan enables the Company, on or prior to February 11, 1997, to grant incentive stock options ("ISOs") and nonqualified stock options ("NQSOs") (ISOs and NQSOs, collectively, the "Stock Options") to executive officers and other key employees of the Company and its subsidiaries. Participants may also receive
(i) stock appreciation rights ("SARs") in tandem with Stock Options previously or currently granted, (ii) stock awards entitling them to obtain shares of Common Stock, subject to the satisfaction of conditions such as continued employment or attainment of performance goals, and (iii) deferred cash incentive awards in conjunction with Stock Options previously or currently granted entitling them to receive cash in an amount equal to the aggregate exercise price of all Stock Options exercised by the participant.

     On February 17, 1994, the Company's Board of Directors adopted amendments to the Stock Option Plan which require shareholder approval. The primary changes to the Stock Option Plan include: (i) an increase in the number of shares of the Company's Common Stock issuable pursuant to the Stock Option Plan from 6,600,000 shares to 8,600,000 shares, (ii) the establishment of 258,000 shares as the maximum number of shares that may be granted to any employee during any calendar year and (iii) a requirement that a minimum target level of fully diluted earnings per share be attained as a condition for Deferred Cash Incentive Awards to certain executives. Accordingly, the amendments made pursuant to (ii) and
(iii), among other things, are intended to qualify grants made under the Stock Option Plan as "performance-based compensation" under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), discussed below. However, until proposed regulations interpreting section 162(m) are finalized, there can be no assurance that all applicable requirements will be met by the Stock Option Plan. The Board of Directors has adopted certain other amendments to the Stock Option Plan which do not materially increase the benefits accruing to participants. These amendments do not require shareholder approval under applicable law or pursuant to the terms of the Stock Option Plan.

     The Board took such action to increase the number of available shares under the Stock Option Plan because it believes that a stock option program is an important factor in attracting, retaining and motivating key employees who will dedicate their maximum productive efforts toward the advancement of the Company. The Board believes that the above-mentioned amendment furthers these objectives by assuring continuing availability of stock options in the appropriate circumstances. As of the date of this Proxy Statement, no options have been granted from the proposed increase in the number of available shares under the Stock Option Plan approved by the Board.

     The Omnibus Budget Reconciliation Act of 1993 added section 162(m) to the Code. Effective January 1, 1994, this provision disallows a public company's deductions for employee remuneration exceeding $1,000,000 per year for the CEO and the other four Named Officers, but contains an exception for qualified "performance-based compensation." In December 1993, the Internal Revenue Service issued proposed regulations interpreting this provision. The new law requires that certain actions must be taken by a compensation committee of two or more outside directors and that the material terms of such remuneration must be approved by the shareholders in order for certain types of remuneration to qualify as "performance-based compensation." The Company has been advised that, under section 162(m) and the proposed regulations, grants of Stock Options, SARs and deferred cash incentive awards made under the Stock Option Plan as it presently exists would not be qualified "performance-based compensation" unless certain actions were taken.

     The principal aspects of the Stock Option Plan, as amended and restated, are summarized below. The full text of the Stock Option Plan is annexed hereto as Exhibit A. Shareholders are urged to read Exhibit A carefully. The description of the Stock Option Plan in this Proxy Statement is qualified in its entirety by reference to Exhibit A.

ELIGIBILITY

     All key employees of the Company (approximately 2,500 employees as of December 31, 1993) are eligible to participate in the Stock Option Plan. Such eligible employees include all executive officers and other key employees. Members of the Committee, who administer the Stock Option Plan, and other non-employee directors are not eligible to participate. Pursuant to the recently adopted amendments to the Stock Option Plan, participants may not be granted Stock Options, SARs or restricted stock awards for more than 258,000 shares in any calendar year period.

     Deferred cash incentive awards are within the discretion of the Committee and the Board, subject to the prior satisfaction of the applicable performance criteria and to the individual maximum amounts set forth in the amendment.

     Since authority for the grant of options, stock awards, SARs and deferred cash incentive awards is vested in the Committee and the Board, the Company is unable, at the present time, to determine the identity or number of executive officers and other key employees who may be granted options, stock awards, SARs and deferred cash incentive awards under the Stock Option Plan in the future.

ADMINISTRATION

     The Stock Option Plan is administered by a committee of the Board consisting of not less than three persons who are "'disinterested persons" under Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") (the "Committee"). The Stock Option Plan, as amended and restated, provides that Stock Options and SARs granted after February 17, 1993 will not be exercisable until the Stock Option Plan and such grants are approved by a committee of the Board consisting of not less than two persons who are "outside directors" under section 162(m) of the Code. The Board's Human Resources Committee, as constituted on February 17, 1993, met and continues to meet the requirements under section 162(m) of the Code and has approved the Stock Option Plan and such grants.

TERMS AND CONDITIONS OF STOCK OPTIONS

     Exercise Price. The Stock Option Plan provides that all Stock Options are to be granted at an exercise price equal to the "Fair Market Value" of a share of Common Stock on the date of grant. The Fair Market Value of a share on any particular date is defined as the mean between the highest and lowest sales price of a share of Common Stock on the New York Stock Exchange Composite Transaction Report; provided that, (i) if no sales of Common Stock are included on the Composite Tape for such date, or (ii) if in the opinion of the Committee the sales of Common Stock on such date are insufficient to constitute a representative market, the Fair Market Value of a share of Common Stock on such date shall be deemed equal to the mean between the highest and lowest sales price of a share of Common Stock on the Composite Tape for the first preceding date on which sales of Common Stock are included and to which clause (ii) does not apply. In any event, with respect to ISOs, the amended and restated Plan provides that the Fair Market Value will be determined in a manner consistent with section 422 of the Code. On March 1, 1994, the Fair Market Value of a share of Common Stock was $43.375 per share.

     The purchase price for shares acquired pursuant to the exercise of any Stock Option under the Stock Option Plan is payable in full at the time of exercise. Payment of the purchase price may be made in cash or in such other form as the Company may approve, including shares of First Fidelity Common Stock only, valued at the Fair Market Value on the date of exercise of the Stock Option. Payment of the purchase price with shares of Common Stock may result in significant tax advantages for optionees and may enable them to limit or avoid out-of-pocket expenditures. The proceeds of the sale of Common Stock under the Stock Option Plan will constitute general funds of the Company.

     Exercise Period. The Committee may designate any option granted as either an ISO or NQSO. The maximum term of all ISOs granted under the Stock Option Plan is ten years, while the maximum term of all NQSOs granted under the Stock Option Plan is ten years and two days. Unless otherwise provided by the Committee, a Stock Option may not be exercised until the earliest of one year after the date it was granted or the date of retirement, death or total and permanent disability (as defined). The Committee may, at the time of grant or any time thereafter, (i) provide irrevocably that a Stock Option or deferred cash incentive award shall become fully exercisable immediately and automatically upon the occurrence of a Change in Control Event (as defined) or (ii) change the date on which an outstanding Stock Option or deferred cash incentive award becomes exercisable, provided that an exercise date may not be changed to a later date without the consent of the holder of the Stock Option. The Stock Option Plan provides for the termination of Stock Options in various situations relating to the termination of employment.

TERMS AND CONDITIONS OF SARS

     The Stock Option Plan authorizes the Committee to grant SARs in tandem with any options previously granted or to be granted under the Stock Option Plan or its predecessor plan. This authority permits the Committee, in its discretion, to offer some or all optionees the alternative of electing not to exercise the related Stock Option, but to receive instead an amount equal to the difference between the Fair Market Value of the Company's Common Stock on the date of exercise of the right and the amount that the optionee would have had to pay to purchase such shares. The Stock Option Plan, as amended and restated, provides that if an SAR is granted after its related Stock Option and applying the purchase price at the date of grant of the stock option would result in the disallowance of the Company's expense deduction upon exercise of the SAR under section 162(m) of the Code, the Fair Market Value of a share as of the date of grant of the SAR will be substituted for the purchase price.

     At the discretion of the Committee, the amount may be paid all in shares of the Company's Common Stock, all in cash or in any combination of Common Stock and cash. To the extent payment is to be made in Common Stock, the number of shares will be calculated based on the Fair Market Value on the date of exercise. SARs may be granted simultaneously with the related Stock Option or at any time thereafter up to the expiration of the Stock Option. There presently are no SAR grants outstanding and the Committee does not contemplate granting SARs in the near future.

TERMS AND CONDITIONS OF STOCK AWARDS

     Stock awards granted under the Stock Option Plan will entitle recipients to obtain shares of Common Stock without any additional payment. Stock awards constitute conditional grants pursuant to which a recipient will receive a specified number of shares of Common Stock if the recipient remains employed by the Company for a particular period of time ("Restriction Period"). The Committee may establish specific performance criteria ("Performance Criteria") which must be satisfied as a condition of the vesting of a particular stock award. Performance Criteria may include, but are not limited to, the achievement by the Company and its subsidiaries of designated financial goals over the Restriction Period. A recipient will not become the owner of shares subject to a stock award until the Restriction Period expires and any applicable Performance Criteria are met.

TERMS AND CONDITIONS OF DEFERRED CASH INCENTIVE AWARDS

     Deferred cash incentive awards under the Stock Option Plan are part of the Company's long-term compensation program (the "Long-Term Compensation Program"). The Long-Term Compensation Program was designed to provide executive officers with capital accumulation opportunities which will foster the alignment of their interests and risks with those of the shareholders. The objectives established for the Long-Term Compensation Program include the retention of management and the creation of a strong link between executives' rewards and the performance of the Company's Common Stock. The Long-Term Compensation Program includes stock-based benefits as well as deferred compensation.

     Deferred cash incentive awards may be granted in conjunction with all or any part of any Stock Options granted under the Stock Option Plan, either at the time of grant of the Stock Option or at any time thereafter during the term of the Stock Option. The grant of a deferred cash incentive award entitles the holder of a Stock Option to receive from the Company an amount of cash equal to the aggregate exercise price of specified Stock Options granted to and exercised by the holder. In no circumstances may a deferred cash incentive award be applied to any purpose other than the payment of the exercise price of a properly exercised related Stock Option or the payment of taxes attributable to the receipt of a deferred cash incentive award or the exercise of the option.

     For the CEO and the other four Named Officers, deferred cash incentive awards are based on achievement of a minimum targeted level of fully diluted earnings per share. Once the earnings-per-share target has been met, such participants may receive an award of up to, but not more than, 100% of current base salary. The Committee, however, retains the discretion to award a lesser amount.

SHARES SUBJECT TO THE AMENDED AND RESTATED PLAN

     A total of 6,600,000 shares (or 8,600,000 shares, if the proposed amendment is approved by shareholders) of Common Stock (subject to adjustment) are issuable upon the exercise of Stock Options and SARs and the realization of restricted stock awards under the Stock Option Plan. Shares subject to Stock Options, SARs and awards which lapse may be utilized for subsequently granted Stock Options, SARs and awards. As of January 1, 1994, 2,338,798 shares of Common Stock had been issued upon exercise of Stock Options under the Stock Option Plan, Stock Options covering an additional 4,244,105 shares (net of lapsed shares) of Common Stock had been granted and were outstanding, and 3,500 stock awards were granted, leaving 13,597 shares of Common Stock available (excluding the effect of the proposed amendment) for future grants under the Stock Option Plan.

AMENDMENTS

     The Stock Option Plan generally may be amended without shareholder approval, except that such approval is required to increase the shares covered by the Stock Option Plan, change the Stock Option exercise price, increase the maximum terms of Stock Options or SARs, extend the effective period of the Stock Option Plan or materially modify the eligibility requirements. The proposed increase in authorized shares and the proposed amendments designed to cause the Stock Option Plan and grants thereunder to comply with section 162(m) will not be effective unless the amended and restated Stock Option Plan is approved by the shareholders.

FEDERAL INCOME TAX CONSEQUENCES

     The federal income tax consequences of an employee's participation in the Stock Option Plan are complex and subject to change. The following description is only a summary of the general rules and participants should consult their own tax advisors regarding their particular situation.

     Stock Options. The Code treats ISOs and NQSOs differently. However, as to both, no income will be recognized by the optionee at the time of the grant of the Stock Option, nor will the Company be entitled to a tax deduction at that time.

     Upon exercise of a NQSO, the optionee will be subject to ordinary income tax on the excess of the Fair Market Value of the stock on the exercise date over the option price. The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee. If an optionee tenders shares of Common Stock in partial or full payment of the option price, no gain or loss will be recognized on the tender.

     For ISOs, there is no tax to an optionee at the time of exercise. However, the excess of the Fair Market Value of the stock on the date of exercise over the exercise price will be taken into account in determining the "alternative minimum taxable income" applicable to an optionee for the year of exercise. If the shares acquired upon exercise are held at least two years from the date of grant and one year from the date of exercise, any gain or loss upon the sale of such shares, if held as capital assets, will be long-term capital gain or loss (measured by the difference between the sales price of the stock and the exercise price). Capital gains treatment will not be available, however, if an ISO is exercised more than three months following termination of employment by reason of retirement or more than one year following termination of employment by reason of disability. Under current law, a capital gain is taxed at the same rate as ordinary income up to a maximum rate of 28%. If the two-year and one-year holding period requirements are not met (a "disqualifying disposition"), an optionee will recognize ordinary income in the year of the disposition in a amount equal to the lesser of (i) the Fair Market Value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. The remainder of the gain will be treated as long-term or short-term capital gain, depending upon the length of time the shares were held. If an optionee makes a disqualifying disposition, the Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.

     In general, if an optionee in exercising an ISO tenders shares of Common Stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of another ISO and the tender is within two years from the date of grant or one year after the date of exercise of the other ISO, the tender will be a disqualifying disposition of the shares acquired upon exercise of the other ISO.

     As noted above, the exercise of an ISO could subject the optionee to the alternative minimum tax. The application of the alternative minimum tax to any particular optionee depends upon the particular facts and circumstances which exist with respect to the optionee in the year of exercise. However, as a general rule, the amount by which the Fair Market Value of the Common Stock on the date of exercise of an option exceeds the exercise price of the option will constitute an adjustment to "alternative minimum taxable income" for purposes of the alternative minimum tax. As such, this item will enter into the tax base on which the alternative minimum tax is computed and may therefore cause the alternative minimum tax to become applicable in a given year.

     Stock Awards. No income will be recognized by the recipient of a stock award at the time of grant, nor will the Company be entitled to a tax deduction at that time.

     Upon receipt of Common Stock pursuant to a restricted stock award, an awardee will be subject to ordinary income tax on the Fair Market Value of the stock on the date on which the Common Stock is delivered. The amount of ordinary income recognized will be the Fair Market Value of the stock as of the date the awardee is required to recognize the ordinary income. The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the awardee in the year in which the awardee recognizes such income.

     SARs. No income will be recognized by the recipient of a SAR at the time of grant, nor will the Company be entitled to a tax deduction at that time. When any part of a SAR is exercised, the recipient of the SAR will be deemed to have received ordinary income on the exercise date in an amount equal to the sum of the cash and the Fair Market Value of shares received. The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the recipient of the SAR.

     Deferred Cash Incentive Awards. No income will be recognized by the recipient of a deferred cash incentive award at the time of grant. The value of a deferred cash incentive award, which is the amount paid to the employee upon exercise of a Stock Option, is deemed to be compensation to the optionee. The amount is fully taxable when paid. The Company is entitled to a corresponding deduction in the same amount for compensation paid.

     Section 162(m). Under section 162(m) of the Code, enacted in August 1993, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the CEO or the other four Named Officers in any one year beginning in 1994. Total remuneration would include amounts received upon the exercise of stock options granted after February 17, 1993. An exception does exist, however, for "performance-based compensation," including amounts received upon the exercise of stock options pursuant to a plan approved by shareholders that meets certain requirements. The amendments to the Stock Option Plan, when approved by shareholders, are intended to make Stock Option, SAR and deferred cash incentive award grants thereunder meet the requirements of "performance-based compensation."

APPROVAL OF STOCK OPTION GRANTS

     The Company is requesting that shareholders approve Stock Option grants made since February 17, 1993 and prior to the 1994 Annual Meeting (but not from the increased shares available under the Plan subject to the proposed amendment) which may be subject to retroactive application of the restrictions of section 162(m) of the Code. These restrictions potentially limit the Company's tax deduction related to Stock Option exercises by the CEO and the other four Named Officers in future taxable years.

     The following table sets forth the Stock Options granted since February 17, 1993 under the Company's Stock Option Plan to the persons and groups listed below. Non-employee directors are not eligible to participate in the Company's Stock Option Plan. The information set forth below with respect to the CEO and the other four Named Officers is the same as the information contained in the "Option/SAR Grants in Last Fiscal Year" table contained on page 10 of this Proxy Statement. The options granted to the CEO and the other four Named Officers and to the Executive Group were granted at an exercise price of $45.3750 per share, and expire on June 17, 2003. The options granted to the Non-Executive Officer Employee Group include 404,587 options assumed in connection with two acquisitions consummated by the Company in 1993 (the "Acquisition Options"). Pursuant to the terms of the respective acquisition agreements, the Acquisition Options were assumed at exercise prices (as adjusted by the applicable exchange rate for First Fidelity Common Stock) ranging from $16.6513 to $796.8600 per share, and expire on dates ranging from July 13, 1994 to December 23, 2002. The remaining 775,150 options granted to the Non-Executive Officer Employee Group were granted at exercise prices ranging from $40.8125 to $50.00 per share, and expire on dates ranging from February 18, 2003 to January 1, 2004. The value to the optionee of the options granted depends on the market price of the Company's Common Stock on the date of exercise, and, accordingly, cannot be ascertained at this time.

                                                                                     OPTIONS
      NAME AND POSITION                                                              GRANTED
      -----------------                                                              -------
ANTHONY P. TERRACCIANO..........................................................      160,000
Chairman, President and Chief Executive Officer
WOLFGANG SCHOELLKOPF............................................................       84,000
Vice Chairman
PETER C. PALMIERI...............................................................       84,000
Vice Chairman
LESLIE E. GOODMAN...............................................................       72,000
Sr. Executive Vice President
ROLAND K. BULLARD, II...........................................................       72,000
Sr. Executive Vice President
EXECUTIVE GROUP.................................................................      850,000
NON-EXECUTIVE OFFICER EMPLOYEE GROUP............................................    1,179,737

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL TWO DESCRIBED ABOVE.

                                 PROPOSAL THREE

          PROPOSAL TO APPROVE THE MATERIAL PERFORMANCE STANDARDS UNDER
                      THE COMPANY'S ANNUAL INCENTIVE PLAN
GENERAL

     The Company's Annual Incentive Plan was established in 1988 as a mechanism by which the Board's Human Resources Committee could review and approve incentive awards designed to reward executive officers and other key employees who contribute most to the Company's growth and profitability.

     As discussed in Proposal Two, the Omnibus Budget Reconciliation Act of 1993 added section 162(m) to the Internal Revenue Code of 1986, as amended (the "Code"). Effective January 1, 1994, this provision disallows a public company's deductions for employee remuneration exceeding $1,000,000 per year for the CEO and the other four Named Officers, but contains an exception for qualified "performance-based compensation." In December 1993, the Internal Revenue Service issued proposed regulations interpreting this provision. The Company has been advised that, under section 162(m) and the proposed regulations, incentive awards granted under the Annual Incentive Plan would be qualified "performance-based compensation" if the performance standards were formalized and received shareholder approval.

     On February 17, 1994, the Company's Board of Directors, upon the recommendation of the Human Resources Committee, approved the formalization of the performance standards that apply to the Annual Incentive Plan to satisfy the section 162(m) requirements. This action by the Board is intended to enable the incentive awards to qualify as "performance-based compensation" under section 162(m) of the Code. However, until the proposed regulations are finalized, there can be no assurance that all of the requirements of section 162(m) will be met by the Annual Incentive Plan.

     The material aspects of the performance standards under the Annual Incentive Plan are summarized below.

ELIGIBILITY

     All officers are eligible to participate in the Plan (including the CEO, the other four Named Officers, all other executive officers, and approximately 2,500 non-executive officers).

PERFORMANCE STANDARDS AND MAXIMUM BENEFIT

     The annual incentive awards for the CEO and the other four Named Officers are determined based on achievement of a minimum targeted level of fully-diluted earnings per share. Once the minimum earnings per-share target has been met, such participants may receive an award. The maximum award would be 100% of current base salary. The Human Resources Committee, however, retains the discretion to determine the exact amount, but in no case more than 100% of current base salary.

     The following table indicates the incentive awards granted under the Company's Annual Incentive Plan during 1993 to the persons and groups listed below.

                                                                   ANNUAL INCENTIVE AWARD
                            NAME AND POSITION                         DOLLAR VALUE ($)
                            -----------------                      ----------------------
        ANTHONY P. TERRACCIANO....................................       $  475,000
        Chief Executive Officer
        WOLFGANG SCHOELLKOPF......................................          275,000
        Vice Chairman
        PETER C. PALMIERI.........................................          275,000
        Vice Chairman
        LESLIE E. GOODMAN.........................................          155,000
        Sr. Executive Vice President
        ROLAND K. BULLARD, II.....................................          140,000
        Sr. Executive Vice President
        EXECUTIVE GROUP...........................................        2,360,000
        NON-EXECUTIVE OFFICER EMPLOYEE GROUP......................        6,601,000

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL THREE DESCRIBED
ABOVE.

                                 PROPOSAL FOUR

                            RATIFICATION OF AUDITORS

     The Board of Directors has appointed KPMG Peat Marwick as the Company's independent public accountants for the year ending December 31, 1994. KPMG Peat Marwick served as the Company's independent accountants for the year ended December 31, 1993. Although the appointment of independent public accountants is not required to be approved by shareholders, the Board of Directors believes shareholders should participate in the selection of the Company's independent public accountants. Accordingly, the shareholders will be asked at the Annual Meeting to ratify the Board's appointment of KPMG Peat Marwick as the Company's independent public accountants for the year ending December 31, 1994. Representatives of KPMG Peat Marwick will be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions of the shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL FOUR DESCRIBED ABOVE.

                                 PROPOSAL FIVE

                              SHAREHOLDER PROPOSAL

     Mr. Richard A. Dee, of 115 East 89th Street, New York, New York 10128, a record owner of 210 shares of Common Stock of the Company as of the record date, has submitted the following statement and proposal:

     "STOCKHOLDERS OF PUBLICLY-OWNED CORPORATIONS DO NOT "ELECT" DIRECTORS. Directors are selected by incumbent directors and managements, and stockholders merely "ratify" or approve those selections -- in much the same way that they ratify selections of auditors.

     "Approval of this proposal would provide the owners of First Fidelity Bancorporation, its stockholders, a real opportunity each year TO VOTE FOR AND TO ELECT, FROM A GROUP OF NOMINEES, those director candidates whose qualifications and stated intentions they favor.

     "The term "Election of Directors" has been misused for many years in proxy materials to refer to the process by which directors are empowered. The term is not only inappropriate, it is misleading. WHEN THERE IS NO CHOICE OF CANDIDATES, THERE IS NO ELECTION.

     "Incumbent directors and managements anxiously protect their absolute power over corporate activities and corporate governance. The base of that power is CONTROL OF BOARD COMPOSITION. By ignoring the "ELECTIVE PROCESS RIGHTS OF STOCKHOLDERS," they preserve that absolute power -- aided, unintentionally, by those stockholders who, lacking concern and/or knowledge, forgo their rights as corporate owners.

     "Public officials are elected -- and held accountable by constituents. Corporate directors take office UNOPPOSED -- and answer only to fellow directors, most of whom are friendly top management folk moonlighting very profitably on one another's boards. Perhaps "directors for hire" would be on fewer boards, and would devote more time to and serve more effectively their primary employers, if directors' fees went to those employers instead of to the directors.

     "As long as incumbents select only the number of so-called candidates as there are directorships to be filled, and as long as it is virtually impossible for stockholders to utilize successfully what is purported to be their right to nominate and to elect directors, no practical means exists for stockholders to bring about director turnover.

     "IT IS HEREBY PROPOSED THAT THE BOARD OF DIRECTORS, AT ITS NEXT REGULAR MEETING, ESTABLISH A "NOMINATING COMMITTEE" COMPOSED OF NON-MANAGEMENT DIRECTORS, AND THAT THE COMMITTEE NOMINATE EACH YEAR TWICE AS MANY CANDIDATES AS THERE ARE DIRECTORSHIPS TO BE FILLED. IN ADDITION TO CUSTOMARY PERSONAL AND BUSINESS BACKGROUND INFORMATION CONTAINED IN PROXY STATEMENTS, A STATEMENT BY EACH NOMINEE INDICATING WHY HE OR SHE OUGHT TO BE ELECTED IS TO BE INCLUDED.

     "Although all nominees would continue to be selected by incumbents, approval of this proposal would enable stockholders to replace from one director to the entire board if they become dissatisfied with corporate activities, policies or performance. That's not a happy prospect even for those able to nominate all of their possible successors!

     "Last year, in opposing my proposal, Bancorporation stated that its nominating-directors (which it referred to as "the Board's nominating committee") recommend "the one nominee for each slot . . ." (whatever a slot is) and that my proposal would make necessary the nomination of both "the one" and "a less attractive second choice." My proposal did not call for (and does not call for) nominators to "recommend" anyone -- or any "one". It called for (and continues to call for) a selection of viable candidates -- and a genuine election.

                   RESPONSIVE STATEMENT AND RECOMMENDATION OF
                     THE BOARD OF DIRECTORS OF THE COMPANY

     Approval of this proposal would require the Company's Board of Directors to nominate two candidates for each board position to be filled.

     It has been the Company's policy that when the Board's nominating committee considers names of individuals to recommend to shareholders for election, including any names that may come directly from shareholders, it recommends one nominee for each open directorship position. The nominee is the one the Board believes will best serve the interests of the shareholders. Approval of the proposal would place the Board in the difficult position of having to recommend both the individual whom it believes is best qualified to serve as a director and a less attractive second choice. Moreover, it would significantly reduce the pool of candidates available to serve because many qualified individuals who are willing to give up their time for board service are not willing to do so for political campaigns in which the Board is a passive bystander. If proponent or any other shareholder wants to afford shareholders a choice, there are easily available mechanisms -- even on the floor at the Annual Meeting -- for shareholder nominations of additional Board candidates.

     We believe that approval of the proposal is NOT in the best interest of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL DESCRIBED ABOVE.

                 SHAREHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

     Any proposal intended to be presented by a shareholder at the 1995 Annual Meeting of Shareholders must be received by the Company at the address specified below no later than the close of business on November 16, 1994 to be considered for inclusion in the Proxy Statement for the 1995 Annual Meeting. Any proposal should be addressed to James L. Mitchell, Secretary, First Fidelity Bancorporation, 550 Broad Street, Newark, New Jersey 07102 and should be sent by certified mail, return receipt requested.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters, other than those referred to in the accompanying Notice for the 1994 Annual Meeting, to be presented at the meeting for action by the shareholders. However, if any other matters are properly brought before the meeting or any adjournments thereof, it is intended that votes will be cast with respect to such matters, pursuant to the proxies, in accordance with the best judgment of the person acting under the proxies.

                                          By Order of the Board of Directors

                                          /s/ JAMES L. MITCHELL
                                          JAMES L. MITCHELL, Secretary

March 16, 1994

     A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 1993, INCLUDING FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

            (AMENDMENTS SUBJECT TO SHAREHOLDER APPROVAL IN BOLDFACE)

                                                                       EXHIBIT A

                         FIRST FIDELITY BANCORPORATION

                     STOCK OPTION AND RESTRICTED STOCK PLAN

                                   ARTICLE 1

                           PURPOSE AND SCOPE OF PLAN

1.1 AMENDMENT AND RESTATEMENT:

     This Plan constitutes an amendment and restatement of the First Fidelity Bancorporation 1982 Stock Option Plan, known as the "First Fidelity Bancorporation Stock Option and Restricted Stock Plan".

1.2 PURPOSES:

     The purpose of the Plan is to promote the long-term success of First Fidelity Bancorporation by providing financial incentives to key employees who are in positions to make significant contributions toward such success. The Plan is designed to encourage key employees to acquire a proprietary interest in the Company and thereby to align their interests with those of the Company's stockholders, to continue employment with the Company, and to render superior performance during such employment.

1.3 DEFINITIONS:

     Unless the content clearly indicates otherwise, the following terms have the meanings set forth below:

          "Award" shall mean a restricted stock award granted pursuant to
     Article III hereof. "Awardee" means the individual to whom an Award is granted by the Committee pursuant to the Plan. "Award Date", as used with respect to a particular Award, means the date as of which such Award is granted by the Committee pursuant to the Plan.

          "Board of Directors" means the Board of Directors of the Company.

          "Change in Control Event" means any of the following events:

             (a)  the acquisition by any one person, within the meaning of
        Section 13(d) and 14(d) of the Securities Exchange Act of 1934, or more than one person, acting as a group, (other than the Company, its affiliates and benefit plans sponsored by the Company or its affiliates) of ownership of stock of the Company possessing 20% or more of the total voting power of the Company, other than an acquisition of stock by the Banco de Santander Group if, and only so long as, the Banco de Santander Group (a) does not constitute an Acquiring Person and (b) is and continues to be in compliance with Sections 8.01, 8.04, 8.05 and 8.06 of the Investment Agreement, without giving effect to any waiver, amendment or modification of such sections and notwithstanding the expiration or termination of the Investment Agreement; provided that, for purposes of this clause, (i) "Banco de Santander Group" shall mean Banco de Santander, Sociedad Anonima de Credito ("Banco de Santander"), its "Affiliates" and "Associates" (as such terms are defined in the Investment Agreement) and any Defined Financial Institution, (ii) "Investment Agreement" shall mean the Investment Agreement, dated as of March 18, 1991, between Banco de Santander and the Company as in effect on March 18, 1991 without giving effect to any waiver, amendment or modification thereof, (iii) "Acquiring Person" shall have the meaning given to such term in Exhibit D to the Investment Agreement and (iv) "Defined Financial Institution" shall mean a financial Institution of the type described in clause (iii) of the definition of "Acquiring Person" set forth in Exhibit D to the Investment Agreement;

             (b) the approval by the stockholders of the Company of (i) any consolidation or merger of the Company in which the holders of voting stock of the Company immediately before the consolidation or merger will not own 50% or more of the voting shares of the continuing or surviving corporation immediately after such consolidation or merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or

             (c) a change of 25% (rounded to the next whole person) in the membership of the Board of Directors of the Company within a 12-month period, unless the election or nomination for election by stockholders of each new director within such period was approved by the vote of 85% (rounded to the next whole person) of the directors then still in office at the beginning of the 12-month period.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Committee" means the Human Resources Committee of the Board of Directors, which committee shall be composed of not less than three directors who have not been eligible to receive stock, stock options, stock appreciation rights or deferred cash incentive awards under the Plan or any other plan of the Company or its affiliates entitling the participants therein to acquire stock, stock options, stock appreciation rights or deferred cash incentive awards, at any time within a period of one year immediately preceding the date of their appointment to such committee.

          "Common Stock" means the common stock of the Company, $1.00 par value, or such other class of shares or other securities as to which the provisions of the Plan may be applicable.

          "Company" mean First Fidelity Bancorporation (formerly, "FFB, Inc.").

          "Deferred Cash Incentive Agreement" means a written instrument specifying the terms and conditions of a Deferred Cash Incentive Award, as provided in Section 4.2 of the Plan.

          "Deferred Cash Incentive Award" means an award granted pursuant to
     Article IV of the Plan.

     "Fair Market Value" of a share of Common Stock on any particular date is the mean between the highest and lowest sales price of a share of Common Stock on the New York Stock Exchange Composite Transaction Report; provided, that (i) if no sales of Common Stock are included on the Composite Tape for such date, or
(ii) if in the opinion of the Committee the sales of Common Stock on such date are insufficient to constitute a representative market, the Fair Market Value of a share of Common Stock on such date shall be deemed equal to the mean between the highest and lowest sales price of a share of Common Stock on the Composite Tape for the first preceding date on which sales of Common Stock are included and to which clause (ii) does not apply. In any event, in case of the grant of an Incentive Stock Option, "Fair Market Value" shall be determined in a manner consistent with the requirements imposed under Section 422 of the Code.

     "Grant Date," as used with respect to a particular Option, means the date as of which such Option is granted by the Committee pursuant to the Plan.

     "Grantee" means the individual to whom an Option has been granted by the Committee pursuant to the Plan.

     "Option" means an option, granted by the Committee pursuant to Article II, to purchase shares of Common Stock and which shall be designated as either an "Incentive Stock Option" or "Supplemental Stock Option".

     "Incentive Stock Option" means an option that qualifies as an Incentive Stock Option as described in Section 422 of the Code.

     "Supplemental Stock Option" means any Option granted under the Plan other than an Incentive Stock Option.

     "Option Agreement" means a written instrument evidencing an Option, as provided in Section 2.2(a) of the Plan.

     "Option Period" means, with respect to Incentive Stock Options, the period beginning on the Grant Date and ending the day prior to the tenth anniversary of the Grant Date and means, with respect to Supplemental

Stock Options, the period beginning on the Grant Date and ending on the day following the tenth anniversary of the Grant Date.

     "Plan" means the Company's 1982 Stock Option Plan as amended and restated and as it may be further amended and restated from time to time in the future. The title of the Plan shall be as set forth in Section 1.1 hereof.

     "Retirement," as applied to a Grantee, means the Grantee's termination of employment at a time when the Grantee receives an immediately payable retirement benefit under the Company's Employees' Pension Plan.

     "SAR" shall mean a stock appreciation right granted by the Committee pursuant to Section 2.4 of the Plan.

     "Termination of Employment" shall mean the last day of active employment with the Company or any participating subsidiary or affiliate, without regard to the payment of severance or other continuation pay.

     "Total and Permanent Disability," as applied to a Grantee, means that the
Grantee: (i) has established to the satisfaction of the Company that the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, all within the meaning of Section 22(e)(3) of the Code; and (ii) has satisfied any requirement imposed by the Committee.

1.4 AGGREGATE LIMITATION:

     (a) The aggregate number of shares of Common Stock with respect to which Options, SARs and Awards may be granted shall not exceed 8,600,000 shares of Common Stock, subject to adjustment in accordance with Section 5.1. THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK WITH RESPECT TO WHICH OPTIONS, SARS AND AWARDS MAY BE GRANTED TO ANY ONE GRANTEE OR AWARDEE, AS APPLICABLE, SHALL NOT EXCEED 258,000 SHARES IN ANY CALENDAR YEAR, SUBJECT TO ADJUSTMENT IN ACCORDANCE WITH SECTION 5.1.

     (b) Any shares of Common Stock to be delivered by the Company upon the exercise of Options or SARs or the realization of Awards shall be issued from authorized but unissued shares of Common Stock or from treasury stock acquired by the Company at the discretion of the Board of Directors.

     (c) In the event that any Option or SAR expires, lapses, or otherwise terminates prior to being fully exercised, any shares of Common Stock allocable to the unexercised portion of such Option or SAR may again be made subject to an Option, a SAR or an Award. In the event that any Award lapses prior to realization thereof, any shares of Common Stock allocable to such Award may again be made subject to an Option, a SAR or an Award. An Option that terminates upon the exercise of a related SAR shall be deemed to have been exercised at the time of exercise of the SAR and the shares of Common Stock subject thereto shall not be available for further grants.

     (d) For purposes of paragraph (a) of this Section 1.4, the payment of a Deferred Cash Incentive Award shall not be deemed to result in the issuance of any shares of Common Stock in addition to those issued pursuant to the exercise of the related Option.

1.5 ADMINISTRATION OF THE PLAN:

     (a) The Plan shall be administered by the Committee, which shall have the authority:

          (i) to determine key employees of the Company to whom, and the times at which, Options, Awards, SARs and Deferred Cash Incentive Awards shall be granted, the number of shares of Common Stock to be subject to each such Option, Award and SAR, and the amount of each such Deferred Cash Incentive Award, taking into account the nature of the services rendered by the particular employee, the employee's potential contribution to the long-term success of the Company and such other factors as the Committee in its discretion shall deem relevant;

          (ii) to interpret the Plan, to make factual determinations and to establish rules and regulations relating to it and all actions taken by the Committee shall be conclusive and binding on all parties;

          (iii) to prescribe the terms and provisions of the agreements for the grant of Options, Awards, SARs and Deferred Cash Incentive Awards; and

          (iv) to make all other determinations necessary or advisable in order to administer the Plan.

     (b) All decisions of the Committee upon questions concerning the Plan, any Option, any Award, any SAR or any Deferred Cash Incentive Award may be taken in its sole discretion and shall be conclusive and binding on all parties.

     (c) No person acting under this Section 1.5 shall be held liable for any action or determination made in good faith with respect to the Plan or any grant of an Option or SAR or any Award under the Plan and the Company shall indemnify and hold harmless each such person from any liability, cost or expense (including reasonable counsel fees) incurred in connection with such person's performance hereunder.

1.6 ELIGIBILITY:

     The Committee shall designate from time to time the key employees of the Company who are to be granted Options, Awards, SARs and Deferred Cash Incentive Awards. In no event may a member of the Committee or any non-employee Director be granted an Option, an Award, a SAR or a Deferred Cash Incentive Award.

1.7 EFFECTIVE DATE AND DURATION OF PLAN:

     The Plan initially became effective upon its adoption by the Board of Directors of First Fidelity Incorporated. Unless previously terminated by the Board of Directors, the Plan shall terminate on February 11, 1997. The Plan, as amended and restated shall become effective January 1, 1994; provided, however, that the amendments to Section 1.4(a) as well as the amendments designed to cause the Plan to comply with section 162(m) of the Code, shall become effective only if approved by the affirmative vote of the holders of a majority of shares of Common Stock present or represented and entitled to vote at the annual meeting of shareholders to be held on April 19, 1994.

                                   ARTICLE II

                                 STOCK OPTIONS

2.1 GRANT OF OPTIONS:

     The Committee may, from time to time, subject to the provisions of the Plan, grant Options to key employees to purchase shares of Common Stock allotted in accordance with Section 1.4. The Committee may designate any Option granted as either an Incentive Stock Option or a Supplemental Stock Option, or the Committee may designate a portion of the Option as an "Incentive Stock Option" and the remaining portion as a "Supplemental Stock Option." Any portion of an Option that is not designated as an "Incentive Stock Option" shall be a "Supplemental Stock Option" and shall satisfy the requirements of Section 2.2, but shall not be subject to the requirements of Section 2.3.

2.2 OPTION REQUIREMENTS:

     (a) An Option shall be evidenced by an Option Agreement specifying the number of shares of Common Stock that may be purchased by its exercise and containing such terms and conditions consistent with the Plan as the Committee shall determine.

     (b)  An Option shall not be granted on or after February 11, 1997.

     (c) An Option shall not be exercisable after the expiration of the Option Period.

     (d) The Committee may provide, in the instrument evidencing an Option, for the lapse of the Option, prior to the expiration of the Option Period, upon the occurrence of any event specified by the Committee.

     (e) The option price per share of Common Stock shall be equal to the Fair Market Value of a share of Common Stock on the Grant Date.

     (f) An Option and any related SAR shall not be transferable other than by will or the laws of descent and distribution and, during the Grantee's lifetime, an Option and any related SAR shall be exercisable only by the Grantee; except that the Committee may permit:

        (i) exercise, during the Grantee's lifetime, by Grantee's guardian or legal representative; and

           (ii) transfer, upon Grantee's death, to beneficiaries designated by Grantee in a manner authorized by the Company; provided, that the Committee determines that such exercise and such transfer are consonant with requirements for exemption from Section 16(b) of the Securities Exchange Act of 1934, as amended, and, with respect to an Incentive Stock Option, the requirements of Section 422(b)(5) of the Code.

     (g) Unless otherwise provided by the Committee or in this Plan, an Option shall not be exercisable until the earliest of one year after its Grant Date or the date of Retirement, death or Total and Permanent Disability of the Grantee. Pursuant to the terms of an Option Agreement or Deferred Cash Incentive Agreement or otherwise, the Committee may, at the time of grant or any time thereafter, (i) provide irrevocably that an Option or Deferred Cash Incentive Award shall become fully exercisable immediately and automatically upon the occurrence of a Change in Control Event or (ii) change the date on which an outstanding Option or any related Deferred Cash Incentive Award become exercisable; provided, however, that an exercise date designated in an Option Agreement or in a Deferred Cash Incentive Agreement may not be changed to a later date without the consent of the Grantee. In the event of Retirement, the Option to exercise shall lapse at the earlier of (i) the last day of the Option Period for such Option or (ii) three years after the date of Retirement. In the event of voluntary Termination of Employment at the election of the employee or termination for cause, as determined pursuant to the Company's normal employment practices, at the election of the Committee, all Options shall lapse on the date of termination; provided, however, that the Committee shall have authority to permit exercise until the earlier of the last day of the Option Period for the applicable Option or three months after employment is terminated. In the event of Termination of Employment by the Company without cause, as determined pursuant to the Company's normal employment practices, all Options shall lapse on the earlier of the last day of the Option Period for the applicable Option or six months after Termination of Employment. In the event of Termination of Employment due to death or Total and Permanent Disability, the Option shall lapse at the earlier of the last day of the Option Period for such Option or three years after Termination of Employment due to such causes. In no event shall an Option be exercisable after the last day of its Option Period or be exercisable for more shares than the number of shares which could be purchased if the Option were exercised on the date of Termination of Employment.

     (h) A person electing to exercise an Option shall give written notice, in such form as the Committee may require, of such election to the Company and shall tender to the Company the full purchase price of the shares of Common Stock for which the election is made. Payment of the purchase price shall be made in cash or in such other form as the Committee may approve, including shares of Common Stock of the Company valued at their Fair Market Value on the date of exercise of the Option.

2.3  ADDITIONAL INCENTIVE STOCK OPTION REQUIREMENTS:

     (a) An Incentive Stock Option shall not be granted to an individual who, on the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation.

     (b) The Fair Market Value (determined at the time that the Incentive Stock Options are granted) of Common Stock with respect to which Incentive Stock Options (granted on or after January 1, 1987) are exercisable for the first time by any person during any calendar year (under this Plan and all other plans of the Company and its parent and subsidiary corporations) cannot be greater than $100,000.

     (c) An Incentive Stock Option granted prior to January 1, 1987 shall not be exercisable while there is outstanding (within the meaning of Section 422A(c)(7) of the Internal Revenue Code of 1954, as amended) any other "incentive stock option" (within the meaning of Subsection (b) of Section 422A of such Code), which was granted before the granting of such Incentive Stock Option to the Grantee and which was granted to enable the Grantee to purchase stock in the Company or in a corporation which (on the Grant Date) is a parent or subsidiary corporation of the Company or in a predecessor corporation of any of such corporations.

2.4  STOCK APPRECIATION RIGHTS:

     The Committee may, in its discretion, grant stock appreciation rights (hereinafter, "SAR") to the holders of Options granted under the Plan. A SAR shall be subject to the following terms and conditions:

     (a) Each SAR shall relate to a specific Option or portion of an Option granted under the Plan and may be granted at the same time that the Option is granted or at any time thereafter prior to the last day on which the Option may be exercised. SARs will be subject to such terms and conditions as the Committee may specify.

     (b) A SAR shall entitle a Grantee, upon surrender of the unexpired Option, or a portion thereof, to receive from the Company an amount equal to the Fair Market Value, on the surrender date, of shares which the Grantee would have been entitled to purchase on that date pursuant to the Option or portion thereof surrendered, less

        (i) the amount which the Grantee would have been required to pay to purchase such shares, or

        (ii) if higher, the Fair Market Value of a share as of the date of grant of the SAR but only where the SAR is granted after the Option to which it relates and a lesser purchase price would result in the disallowance of the Company's expense deduction upon exercise of the SAR pursuant to Section 162(m) of the Code.

     The amount shall be paid at the sole discretion of the Committee to Grantees all in Common Stock, all in cash, or any combination of the two. No fractional shares shall be issued as a result of exercising a SAR under this
Section 2.4. A Grantee wishing to exercise a right shall give written notice of such exercise to the Company. The date that the Company receives such notice shall be the date on which the Option or portion thereof is deemed surrendered.

     (c) A SAR shall be exercisable only for the same number of shares, and only at the same times, as the Option or a portion of an Option to which it relates. Accordingly, a SAR shall lapse at such time as the related Option is exercised or lapses pursuant to the terms of the Plan. However, in no event shall an SAR be exercisable during the first six months after being granted, except that an SAR shall be exercisable at the time of death or disability of the Grantee if the Option to which the SAR relates is then exercisable.

                                  ARTICLE III

                                  STOCK AWARDS

3.1 GRANT OF AWARDS:

     An Award will consist of Common Stock to be transferred to an Awardee without other payment therefor upon completion of the restriction period relating to such Award and satisfaction of any performance criteria established by the Committee. Notwithstanding the fact that such shares are not transferred to the Awardee until the completion of a restriction period or the satisfaction of specified criteria, all dividends paid with respect to such shares shall be distributed currently to the Awardee as additional compensation.

3.2 AGREEMENT:

     Each Award granted under the Plan shall be evidenced by an Award Agreement between the Company and the Awardee which shall set forth the following conditions:

          (a) Restriction Period. Each Award Agreement shall state the date upon which the shares awarded shall fully vest. The period from the Award Date to the date on which an Award vests is described herein as the "Restriction Period".

          (b) Performance Criteria. If the Committee determines that the vesting of a particular Award should be conditioned upon satisfaction of certain performance criteria, such condition shall be described in the applicable Award Agreement.

          (c) Time of Issue. Shares shall be issued promptly after the conclusion of the Restriction Period, provided that such issuance is consistent with Sections 3.2(d) and 3.2(e) hereof and provided that any applicable performance criteria have been satisfied.

          (d) Termination of Employment. Except in the case of Total and Permanent Disability or death of an Awardee, or at the election of the Committee, Retirement, no shares shall be issued to an Awardee whose employment relationship with the Company terminates for any voluntary or involuntary reason prior to the conclusion of the Restriction Period pertaining to those shares. If such termination should occur after the conclusion of the Restriction Period, but prior to the date of issue of the awarded shares, the awarded shares shall be issued to the Awardee as though he/she were still employed at the date of issue.

          (e) Awardee's Retirement, Disability or Death. If an Awardee incurs a Termination of Employment by reason of death or Total and Permanent Disability, or at the election of the Committee, Retirement, prior to the conclusion of the Restriction Period or after the conclusion of the Restriction Period but prior to the date of issue of the awarded shares, the awarded shares shall be issued to the Awardee or, in the case of an Awardee's death, the decreased Awardee's estate promptly after the conclusion of the Restriction Period.

          (f) Change in Control Event. The Committee shall have the authority to provide, either at the time an Award is granted or thereafter, that all restrictions and performance criteria pertaining to an Award shall lapse upon the occurrence of a Change in Control Event and that the awarded shares shall be promptly issued to the Awardee.

          (g) Withholding of Taxes. At the time an Award vests or is granted, the Company may withhold from an Award any taxes that it is required to withhold in connection with the granting of the Award.

3.3 NON-ASSIGNABILITY:

     No Award shall be assignable or transferable by a participant otherwise than by will or the laws of descent and distribution.

                                   ARTICLE IV

                         DEFERRED CASH INCENTIVE AWARDS

4.1 GRANTING OF DEFERRED CASH INCENTIVE AWARDS:

     Deferred Cash Incentive Awards, as described in Section 4.2 of the Plan, may be granted by the Committee in conjunction with all or any part of any Option granted under the Plan, either at the time of the grant of such Option or at any time thereafter during the term of such Option. EACH DEFERRED CASH INCENTIVE AWARD SHALL BE SUBJECT TO SUCH CONDITIONS AS SPECIFIED BY THE COMMITTEE WHICH IS DESCRIBED IN SECTION 5.10 AND CERTIFICATION BY SUCH COMMITTEE THAT SUCH CONDITIONS HAVE BEEN MET.

4.2 DEFERRED CASH INCENTIVE AGREEMENTS:

     A Deferred Cash Incentive Award shall entitle the holder of an Option to receive from the Company an amount of cash equal to the aggregate exercise price of all Options exercised by such holder in accordance with the terms of a written "Deferred Cash Incentive Agreement" executed by the Company and the Grantee. A Deferred Cash Incentive Agreement shall specify the conditions under which a Deferred Cash Incentive Award becomes payable, the conditions under which a Deferred Cash Incentive Award is forfeited and any other terms and conditions as the Committee may from time to time determine. Under no circumstances may a Deferred Cash Incentive Award be applied to any purpose other than the payment of (i) the exercise price of a properly exercised related Option, or (ii) taxes attributable to the receipt of shares of Common Stock or of a payment pursuant to a Deferred Cash Incentive Award.

                                   ARTICLE V

                               GENERAL PROVISIONS

5.1 ADJUSTMENT PROVISIONS:

        (a)  If:

             (i) any recapitalization, reclassification, split-up, or consolidation of Common Stock is effected;

             (ii) the outstanding shares of Common Stock are exchanged, in connection with the merger or consolidation of the Company or a sale by the Company of all or a part of its assets, for a different number or class of shares of stock or other securities of the Company or for shares of the stock or other securities of any other corporation;

             (iii) new, different, or additional shares or other securities of the Company or of another corporation are received by the holders of Common Stock; or

             (iv) any distribution is made to the holders of Common Stock other than a cash dividend;

             then the Committee shall make appropriate adjustments to:

                (i) the number and class of shares or other securities that may be issued or transferred pursuant to Options, SARs and Awards; or

                (ii) the purchase price to be paid per share under outstanding Options and the amount of outstanding Deferred Cash Incentive Awards.

             In any event, however, no fractional shares shall be issued.

          (b) Upon the dissolution or liquidation of the Company other than within two years following a Change in Control Event, the Plan shall terminate, and all Options, SARs, Awards and Deferred Cash Incentive Awards previously granted shall lapse on the date of such dissolution or liquidation of the Company.

          (c) Adjustments under Subsection (a) shall be made according to the sole discretion of the Committee, and its decision shall be binding and conclusive.

          (d) Except as provided in Subsections (a) and (b), the issuance by the Company of shares of stock of any class shall not affect the outstanding Options, SARs, Awards and Deferred Cash Incentive Awards.

5.2 ADDITIONAL CONDITIONS:

     Any shares of Common Stock issued or transferred under any provision of the Plan may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the Committee or the Company may impose.

5.3 NO RIGHT TO EMPLOYMENT:

     Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any employee any right to continue in the employ of the Company or shall affect the right of the Company to terminate the employment of any employee with or without cause.

5.4 LEGAL RESTRICTIONS:

          (a) The Company will not be obligated to issue shares of Common Stock or make any payment if counsel to the Company determines that such issuance or payment would violate any law or regulation of any governmental authority or any agreement between the Company and any national securities exchange upon which the Common Stock is listed. In connection with any stock issuance or transfer, the person acquiring the shares shall, if required by the Company, give assurances satisfactory to counsel to the Company regarding such matters as the Company may deem desirable to assure compliance with all legal requirements. The Company shall in no event be obligated to take any action in order to cause the exercise of any Option or SAR or the issuance of Common Stock upon realization of any SAR.

          (b) The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Common Stock under Options or Awards shall be subject to all applicable law and required approvals including governmental or regulatory agencies. With respect to persons subject to section 16 of the Securities Exchange Act of 1934, it is the intent of the Company that the Plan and all transactions under the Plan shall comply with all applicable conditions of Rule 16b-3 or any successor provisions under such Act. The Committee may revoke any Option or Award if it is contrary to law or modify any Option or Award to bring it into compliance with any valid or mandatory government regulations.

5.5 NO RIGHTS AS SHAREHOLDERS:

     No Grantee, and no beneficiary or other person claiming through a Grantee, shall have any interest in any shares of Common Stock allocated for the purposes of the Plan or subject to any Option, SAR or Award until such shares of Common Stock shall have been transferred to the Grantee or such person. Furthermore, the existence of the Options, SARs, Awards or Deferred Cash Incentive Awards shall not affect: the right or power of the Company or its stockholders to make adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business; any issue of bonds, debentures, or preferred or prior preference stocks affecting the Common Stock or the rights thereof; the dissolution or liquidation of the Company, or the sale or transfer of any part of its assets or businesses; or any other corporate act, whether of a similar character or otherwise.

5.6 CHOICE OF LAWS:

     The validity, interpretation, and administration of the Plan and of any rules, regulations, determinations, or decisions made thereunder, and the right of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of New Jersey.

     Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of the State of New Jersey, without regard to the place where the act or omission complained of took place, the residence of any party to such action, or the place where the action may be brought.

5.7 AMENDMENT, SUSPENSION, AND TERMINATION OF THE PLAN:

     The Board of Directors (or any committee thereof) may at any time terminate, suspend, or amend the Plan; however, no such amendment shall, without the approval of the shareholders of the Company:

             (i) increase the aggregate number of shares that may be issued in connection with Options, Awards and SARs;

             (ii) change the Option exercise price;

             (iii) increase the maximum period during which Options and SARs may be exercised;

             (iv) extend the effective period of the Plan; or

             (v) materially modify the requirements as to eligibility for participation in the Plan.

5.8 PAYMENT OF WITHHOLDING TAXES:

     At any time when a participant in the Plan is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the grant or exercise of any Option, SAR, Award or Deferred Cash Incentive Award, the participant may satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold an appropriate number of shares from the issuance of shares to which he would otherwise be entitled, or by paying the withholding amount to the Company in cash or tendering already owned shares to the Company, such number of shares to be withheld or tendered, as the case may be, having a Fair Market Value, calculated on the date that the amount of tax to be withheld shall be determined ("Tax Date"), equal to the amount required to be withheld.

          (a) Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Option, SAR, Award or Deferred Cash Incentive Award that the right to make Elections shall not apply to such Option, SAR, Award or Deferred Cash Incentive Award. An Election is irrevocable.

          (b) If a participant is an officer or director of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, then an Election is subject to the following additional requirements:

             (i) No Election shall be effective for a Tax Date which occurs within six months of the grant of an Option, SAR, Award or Deferred Cash Incentive Award, except that this limitation shall not apply in the event death or Total and Permanent Disability of the participant occurs prior to the expiration of the six month period.

             (ii) The Election must be made either six months prior to the Tax Date or must be made during a period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of earnings and ending on the twelfth business day following such date.

5.9 FUNDED STATUS OF THE PLAN:

     The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment pursuant to any Option, SAR, Award or Deferred Cash Incentive Award under the Plan.

5.10 APPROVAL BY OUTSIDE DIRECTORS:

          (A) OPTIONS AND SARS GRANTED UNDER THE PLAN AFTER FEBRUARY 17, 1993, SHALL NOT BE EXERCISABLE UNTIL AFTER APPROVAL OF THE PLAN AND SUCH OPTIONS OR SARS BY A COMMITTEE OF THE BOARD OF DIRECTORS WHICH IS COMPRISED SOLELY OF TWO OR MORE DIRECTORS WHO AT THE TIME OF THE ACTION TAKEN ARE:

             (I) NOT EMPLOYEES OF THE COMPANY (OR RELATED ENTITIES);

             (II) NOT FORMER EMPLOYEES STILL RECEIVING COMPENSATION FOR PRIOR SERVICES (OTHER THAN BENEFITS UNDER A TAX-QUALIFIED PENSION PLAN);

             (III) NOT OFFICERS OF THE COMPANY (OR RELATED ENTITIES) AT ANY TIME; AND

             (IV) NOT RECEIVING COMPENSATION FOR PERSONAL SERVICES IN ANY CAPACITY OTHER THAN AS A DIRECTOR.

          (B) DEFERRED CASH INCENTIVE AWARDS MADE PURSUANT TO THE PLAN ON OR AFTER JANUARY 1, 1994 TO CERTAIN OFFICERS, AS SPECIFIED BY THE COMMITTEE DESCRIBED IN SUBSECTION (A), SHALL BE MADE SUBJECT TO PERFORMANCE CRITERIA SPECIFIED BY SUCH COMMITTEE AND SUBJECT TO SUCH COMMITTEE'S CERTIFICATION THAT EACH OF SUCH OFFICERS HAS SATISFIED THE APPLICABLE PERFORMANCE CRITERIA.

                             IMPORTANT INFORMATION

                         FIRST FIDELITY BANCORPORATION
                              1994 ANNUAL MEETING

      First Fidelity Bancorporation's Annual Meeting of Shareholders will be held Tuesday, April 19, 1994, at 10:00 a.m. in the Auditorium of the Newark Museum, 49 Washington Street, Newark, New Jersey. Cabs are available at Newark's Penn Station for the five-minute ride to the Museum. Parking will be provided at the Penny Lane Parking Lot, Central and University Avenues, adjacent to the Museum's south wing. Attendees are asked to enter through the south wing entrance.

IN ORDER TO BE ADMITTED TO THE 1994 ANNUAL MEETING, YOU WILL BE REQUIRED TO PRESENT THE ENCLOSED ADMISSION CARD OR PROOF OF YOUR OWNERSHIP OF FIRST FIDELITY COMMON STOCK OR SERIES B PREFERRED STOCK.

                         FIRST FIDELITY BANCORPORATION

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
                    MEETING OF SHAREHOLDERS, APRIL 19, 1994

     The undersigned hereby appoints, Joseph A. McBride, Martin Meyerson and Norman Tanzman, and each of them, attorneys and proxies with power of substitution, to vote for and on behalf of the undersigned at the First Fidelity Bancorporation Annual Meeting of Shareholders to be held on April 19, 1994 and at any adjournment thereof, upon the following matters and upon any other business that may properly come before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned.

     This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If this proxy is executed but no direction is made, this proxy will be voted FOR the board's nominees for director, FOR proposals 2, 3 and 4 and AGAINST proposal 5.

     PLEASE INDICATE YOUR VOTE FOR THE ELECTION OF DIRECTORS ON THE OTHER SIDE. The nominees are: John Gilray Christy, Gonzalo de Las Heras, E. James Ferland, Arthur M. Goldberg, John R. Kennedy, Joseph Neubauer, Rebecca Stafford and Bernard C. Watson.

                      (CONTINUED, AND TO BE DATED AND SIGNED, ON THE OTHER SIDE)



PLEASE MARK BOXES [X] IN BLUE OR BLACK INK.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

1. Election of eight directors.

   For all nominees  [ ]  Against all nominees  [ ]

   To withhold authority for individual nominees, print nominee name below.

   ------------------------------------------------------------------------

2. Approval of the Company's Amended and Restated Stock Option and Restricted Stock Plan.

   For  [ ]  Against  [ ]  Abstain  [ ]

3. Approval of Material Performance Standards under the Company's Annual Incentive Plan.

   For  [ ]  Against  [ ]  Abstain  [ ]

4. Ratification of KPMG Peat Marwick as independent public accountants for 1994.

   For  [ ]  Against  [ ]  Abstain  [ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 5.

5. Adoption of shareholder proposal described in the Proxy Statement.

   For  [ ]  Against  [ ]  Abstain  [ ]

6. Transaction of such other business as may properly come before the meeting or any adjournment thereof.

If you have noted an address change or comments on either side of this card, mark here: [ ]

PROXY DEPARTMENT
NEW YORK, NY 10203-0300

Dated                                                                     , 1994
     ---------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

Please sign this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you attend.

Please sign exactly as your name appears hereon. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc.

For an account in the name of two or more persons, each should sign, or if one signs, he or she should attach evidence of authority.

SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                        FIRST FIDELITY BANCORPORATION

                              SERIES B PREFERRED

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
                   MEETING OF SHAREHOLDERS, APRIL 19, 1994

     The undersigned hereby appoints, Joseph A. McBride, Martin Meyerson and Norman Tanzman, and each of them, attorneys and proxies with power of substitution, to vote for and on behalf of the undersigned at the First Fidelity Bancorporation Annual Meeting of Shareholders to be held on April 19, 1994 and at any adjournment thereof, upon the following matters and upon any other business that may properly come before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned.

     This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If this proxy is executed but no direction is made, this proxy will be voted FOR the board's nominees for director, FOR proposals 2, 3 and 4 and AGAINST proposal 5.

     PLEASE INDICATE YOUR VOTE FOR THE ELECTION OF DIRECTORS ON THE OTHER SIDE. The nominees are: John Gilray Christy, Gonzalo de Las Heras, E. James Ferland, Arthur M. Goldberg, John R. Kennedy, Joseph Neubauer, Rebecca Stafford and Bernard C. Watson.

                      (CONTINUED, AND TO BE DATED AND SIGNED, ON THE OTHER SIDE)



PLEASE MARK BOXES [ ] IN BLUE OR BLACK INK.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

1. Election of eight directors.

   For all nominees  [ ]   Against all nominees  [ ]

   To withhold authority for individual nominees, print nominee name below.

   ------------------------------------------------------------------------

2. Approval of the Company's Amended and Restated Stock Option and Restricted Stock Plan.

   For  [ ]   Against  [ ]   Abstain  [ ]

3. Approval of Material Performance Standards under the Company's Annual Incentive Plan.

   For  [ ]   Against  [ ]   Abstain  [ ]

4. Ratification of KPMG Peat Marwick as independent public accountants for 1994.

   For  [ ]   Against  [ ]   Abstain  [ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 5.

5. Adoption of shareholder proposal described in the Proxy Statement.

   For  [ ]   Against  [ ]   Abstain  [ ]

6. Transaction of such other business as may properly come before the meeting or any adjournment thereof.

If you have noted an address change or comments on either side of this card, mark here: [ ]

PROXY DEPARTMENT
NEW YORK, NY 10203-0300

Dated                                                                     , 1994
      --------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

Please sign this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you attend.

Please sign exactly as your name appears hereon. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc.

For an account in the name of two or more persons, each should sign, or if one signs, he or she should attach evidence of authority.

SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.